Exhibit 99.2

Santander BanCorp
and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Financial Statements (unaudited)
June 30, 2020 and December 31, 2019

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Financial Statements (unaudited)
June 30, 2020 and December 31, 2019
Index

Pages
Interim Condensed Consolidated Financial Statements (unaudited)
Balance Sheets	2
Statements of Income	3
Statements of Comprehensive Income	4
Statements of Changes in Stockholder’s Equity	5
Statements of Cash Flows	6–7
Notes to Financial Statements	8–61

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2020 and December 31, 2019

(dollars in thousands) Assets	June 30, 2020	December 31, 2019
Cash and cash equivalents	$2,028,227	$960,450
Investment securities available for sale – at fair value	1,171,698	2,191,737
Other investment securities – at cost	3,176	3,196
Mortgage loans held for sale - net	7,601	7,815
Loans held for investment	2,738,188	2,745,659
Allowance for loan losses	(146,756)	(67,344)
Total loans held for investment	2,591,432	2,678,315
Accrued interest receivable	32,566	25,543
Premises and equipment – net	12,381	14,304
Real estate held for sale	1,140	1,140
Mortgage servicing rights	1,557	1,828
Foreclosed real estate - net	129	-
Other assets	151,275	135,144
Total Assets	$6,001,182	$6,019,472
Liabilities and Stockholder’s Equity
Deposits (includes deposits with affiliates of $65 million and $69.8 million in 2020 and 2019, respectively)	$4,696,101	$4,685,166
Accrued interest payable	1,249	4,010
Other liabilities	112,906	118,723
Total liabilities	4,810,256	4,807,899

Contingencies and commitments (Notes 17, 20, and 22)
Stockholder’s equity
Series A preferred stock, $25 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Series B preferred stock, $25 par value; 3,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $2.50 par value; 100,000 shares authorized,issued and outstanding	250	250
Capital paid in excess of par value	476,879	476,776
Accumulated other comprehensive loss — net of tax	(16,799)	(26,488)
Retained earnings
Reserve fund	182,028	182,028
Undivided profits	548,568	579,007
Total stockholder’s equity	1,190,926	1,211,573
Total Liabilities and Stockholder’s Equity	$6,001,182	$6,019,472

The accompanying notes are an integral part of these condensed consolidated financial statements.

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Statements of Income (Unaudited)
For the Six-Month Period Ended June 30, 2020 and 2019

(dollars in thousands)	June 30, 2020	June 30, 2019
Interest income
Loans	$83,517	$100,525
Investment securities	16,105	15,450
Interest bearing deposits	3,403	11,973
Total interest income	103,025	127,948
Interest expense
Deposits	15,755	15,235
Other borrowings	-	155
Total interest expense	15,755	15,390
Net interest income	87,270	112,558
Provision for credit losses	14,590	5,484
Net interest income after provision for loan losses	72,680	107,074
Other income
Bank service charges, fees, and other	8,484	10,903
Insurance commissions and advisory fees	3,720	4,917
Gain on sale of loans	73	69
Other income	2,220	4,610
Total other income	14,497	20,499
Operating expenses
Salaries and employee benefits	25,553	29,526
Occupancy costs	8,058	7,770
Equipment expenses	615	860
Technology expenses	16,698	16,210
Communication expenses	1,661	1,708
Business promotion	627	715
Other taxes	2,790	3,031
Professional services	3,379	3,243
Examinations and FDIC assessment	1,167	1,651
Repossessed assets provision and expenses	23	4,671
Collection and legal expense	446	1,855
Other operating expenses	4,929	5,791
Total operating expenses	65,946	77,031
Income before provision for income tax	21,231	50,542
Income tax expense	2,479	10,304
Net income	$18,752	$40,238

The accompanying notes are an integral part of these condensed consolidated financial statements.

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Statements of Comprehensive Income (Unaudited)
For the Six-Month Period Ended June 30, 2020 and 2019

(dollars in thousands)	June 30, 2020	June 30, 2019

Net income	$18,752	$40,238
Other comprehensive income – before income tax expense Unrealized holding gain on investment securities available for sale during the period	14,815	6,941
Total other comprehensive income – before income tax expense	14,815	6,941
Income tax expense	5,126	1,852
Total other comprehensive income – net of tax	9,689	5,089
Comprehensive income – net of tax	$28,441	$45,327
Tax allocated to each component of comprehensive income
Unrealized holding gain on investment securities available for sale	$5,126	$1,852
Income tax expense	$5,126	$1,852

The accompanying notes are an integral part of these condensed consolidated financial statements.

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Statements of Changes in Stockholder’s Equity (Unaudited)
For the Six-Month Period Ended June 30, 2020 and 2019

(dollars in thousands)	June 30, 2020	June 30, 2019
Preferred stock (Series A and Series B)
Balances at beginning of the period	$-	$-
Common stock
Balances at beginning and end of the period	250	250
Capital paid in excess of par value
Balances at beginning of the period	476,776	476,776
Other contribution of capital	103	-
Balances at end of the period	476,879	476,776
Accumulated other comprehensive loss – net of tax
Balances at beginning of the period	(26,488)	(33,147)
Unrealized net gain on investment securities available for sale – net of tax	9,689	5,089
Balances at end of the period	(16,799)	(28,058)
Reserve fund
Balances at beginning and end of the period	182,028	175,355
Undivided profits
Balances at beginning of the period	579,007	506,352
Net income	18,752	40,238
Cumulative effect of new accounting standards - net of tax	(49,191)	6,937
Balances at end of the period	548,568	553,527
Total stockholder’s equity	$1,190,926	$1,177,850

The accompanying notes are an integral part of these condensed consolidated financial statements.

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Six-Month Period Ended June 30, 2020 and 2019

(dollars in thousands)	June 30, 2020	June 30, 2019
Cash flows from operating activities
Net income	$18,752	$40,238
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,233	8,816
Deferred tax provision	1,119	6,230
Provision for loan losses	14,590	5,484
Provision for real estate owned properties	-	1,318
Gain on sale of loans held for sale	(74)	(69)
Gain on sale of real estate owned properties	-	(559)
Loss (gain) on derivatives and other financial instruments at fair value	41	(16)
Gain on trading securities, net	(30)	(81)
Gain on mortgage servicing rights	(54)	(62)
Net discount amortization on securities	(1,195)	(9,265)
Net premiun (discount) amortization on loans	122	(1,455)
Purchases and originations of loans held for sale	(3,874)	(6,822)
Proceeds from sales of loans held for sale	2,900	2,678
Repayments of loans held for sale	11	539
Proceeds from sales of trading securities	1,524	2,420
Net change in Increase in accrued interest receivable	(7,025)	(929)
Increase in other assets	(865)	(12,897)
(Decrease) increase in accrued interest payable	(2,761)	1,937
Decrease in other liabilities	(5,553)	(14,159)
Total adjustments	6,109	(16,892)
Net cash provided by operating activities	24,861	23,346
Cash flows from investing activities
Proceeds from maturities of investment securities available for sale	980,000	195,000
Purchases of investment securities available for sale	-	(1,399,205)
Proceeds from maturities of other investments	85	13,673
Purchases of other investments	(65)	(13,500)
Repayment of securities and securities called	56,049	17,224
Net decrease in loans held for investment	(4,367)	23,000
Proceeds from sale of real estate owned properties	-	13,332
Proceeds from sale of premises and equipment	-	492
Purchases of premises and equipment	175	(3,137)
Net cash provided by (used in) investing activities	1,031,877	(1,153,121)

Santander BanCorp and Subsidiaries
(A wholly owned subsidiary of Santander Holding USA, Inc.)
Interim Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Six-Month Period Ended June 30, 2020 and 2019

(dollars in thousands)	June 30, 2020	June 30, 2019
Cash flows from financing activities
Net increase in deposits	10,935	906,311
Capital contribution from Parent	103	-
Net cash provided by financing activities	11,038	906,311
Net change in cash and cash equivalents	1,067,776	(223,464)
Cash and cash equivalents
Beginning of year	960,451	1,254,166
End of period	$2,028,227	$1,030,702
Supplemental disclosures of cash flows information
Cash paid during the period for
Interest	$18,516	$13,534
Income taxes	53	9,760
Noncash investing and financing transactions
Other comprehensive income	(9,689)	(5,089)
Loans securitization	1,493	2,340
Loans transferred to foreclosed assets	129	8,120
Sale of real estate owned properties financed by the Corporation	-	3,770
GNMA portfolio booked as loans held for sale	246	1,068
Capitalization of lease Right of use assets	-	58,351

The accompanying notes are an integral part of these condensed consolidated financial statements.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

1.	Summary of Significant Accounting Policies and Other Matters

The accounting and reporting policies of Santander BanCorp (“SBC”) and subsidiaries (the “Corporation”), a wholly owned subsidiary of Santander Holding USA, Inc. (“SHUSA” or the “Parent”), conform with accounting principles generally accepted in the United States of America (hereafter referred to as “generally accepted accounting principles” or “sU.S. GAAP”) and with general practices within the financial services industry. Santander Holdings USA, Inc. (“SHUSA”), is a wholly owned subsidiary of Banco Santander, S.A. (“Santander Spain” or the “Ultimate Parent”).

On October 21, 2019, SHUSA announced it entered into a stock purchase agreement with a non-related third party (the “Agreement”) where SHUSA agreed to sell its retail and commercial banking franchise in Puerto Rico within the Corporation (including the Bank), for a total cash consideration of approximately $1.1 billion, subject to adjustment based on the Corporation’s condensed consolidated balance sheet at closing. The transaction requires the sale of all non-performing assets (non-performing loans and repossessed assets), among other considerations precedent to the closing.

Effective December 31, 2019, the Corporation executed a sale agreement with Santander Financial Services, an affiliate, for its nonperforming loans and repossessed assets. The carrying amount of non-performing assets sold amounted to $114.5 million of non-performing loans (comprising $75 million of mortgage and $39.5 million of commercial loans) and $30.1MM of repossessed assets. Those assets were sold at fair market value as of December 31, 2019 which approximated its book value. The non-performing assets sold had a significantly higher tax basis than book associated to provisions and asset write-downs which are not tax deductible until realization of the deferred tax assets. The Corporation had in books $23 million of deferred tax assets attributable to these book-tax differences, which were realized due to the sale. Additional sale of new non-peforming assets will be expected prior to the execution of the stock purchase agreement.

Effective December 31, 2019, the Corporation also executed another asset sale agreement with a non-related third party to sell the right, tittle and interest in substantially all of its Jet Blue branded credit card portfolio. The proceeds from the sale of this credit card portfolio amounted to $73 million recognizing a gain of approximately $4 million.

Effective June 1, 2020, the Corporation sold its wholly owned interest in Santander Assets Management (SAM) to an affiliate Santander Financial Services (SFS). The assets and liabilities were sold for a total cash consideration of $1.4 million. The net assets transferred to SFS approximates $1.3 million and $103,000 were recognized by the Corporation as a capital contribution.

Other matters

Early in January 2020, Puerto Rico experienced a significant earthquake followed by a series of seismic events with minor intensities during the month. The earthquake and related aftershocks damaged several structures, including residences, buildings, utilities infrastructure and several roads concentrated in the southwestern part of Puerto Rico. However, damages on the Bank’s facilities and OREO properties in the affected areas were minor and the Bank does not believe that such damages would be material to the Bank’s financial position, results of operations and cash flows.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Also, in late 2019, an outbreak of the coronavirus (COVID-19, or the “virus”) was identified in Wuhan, China. This virus has since spread within China and infections have been found in a number of countries around the world causing it to be declared a pandemic by the World Health Organization. The spread of this virus caused business disruption, reduction in commodity prices, travel restrictions, global economy downward trend, and death increasing trend, among others. The first case of the virus was identified in Puerto Rico during March 2020. As a result, the government implemented and reinforced precautionary measures, including, but not limited to, an island-wide curfew, nonessential business shutdown, denied access to cruise ships, and urging citizens to stay at home. Pandemic evolution is being closely monitored as the government has been relaxing the measures established during the curfew. This close monitoring aims to provide effective measures ensuring business continuity under a controlled environment to safeguard the Corporation’s  employees and customers health and well-being. The Puerto Rico governor signed resolutions requiring the banks and anothers credit granting entities to provide payments accommodation to customers.

In response to the economic fallout of the COVID-19 pandemic, the US Congress approved the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act which represent near $2.2 trillion economic stimulus. This Act was signed into law by the President Donald Trump on March 27, 2020.  The CARES Act provides fast and direct economic assistance for American workers, families, and small businesses in order to preserve jobs,  protecting people from the public health and economic impacts of COVID-19.

Payment Accommodation Program
In response to an outbreak of respiratory disease caused by COVID 19 virus, the Corporation activated a Payment Accommodation Program (“the Program”) for commercial, consumer (personal and credit cards) and residential mortgage portfolios to assist borrowers that could not fulfill their contractual obligations as a result of the Pandemic and earthquakes events. The Program was implemented during the second quarter of 2020 and remained active until June 30, 2020 for all products, except for residential mortgages which was extended to August 31, 2020 in compliance with local Government Resolution.  As of June 30, 2020 approximately 36% or $992 million of loans held for investment across all loan portfolios were granted payment deferrals. The main description of the Program, by type of product, is presented as a follows:

•
Installment Loans – Deferral up to four monthly scheduled payments. The deferred principal and interest payments will be payable either at: (i) the end of the term of the loan by extending the maturity by the same amount periods given as deferral; (ii) at the last scheduled payment without extension of maturity or “balloon payment"; or (iii) by re-amortizing the debt within the remaining term.

•	Credit Cards – Deferral extension granted up to four months of payments. A minimum monthly payments were not required, but interest continued to be accrued.

•
Residential Mortgage – Deferral up to six monthly payments. The options extended were as follows: (i) at the last scheduled payment without extension of maturity or “balloon payment"; (ii) at the first schedule payment due after the relief period; (ii) during the first six schedule payments due after the relief period subject to a special payment plan; (iv) within the remaining term of the loan by amortizing the unpaid principal balance; (v) at the end of the term by extending the maturity by the same amount periods given as deferral.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

•
Commercial - Deferral up to six monthly payments that may include interest and principal. The Program terms and conditions, including the repayment of the deferred debt, were granted to commercial borrowers based on an individual analysis but within defined options including: (i) at the last scheduled payment without extension of maturity or “balloon payment"; (ii) nonbearing interest note payable before maturity; (iii) the end of the term of the loan by extending the maturity by the same amount periods given as deferral.

Paycheck Protection Program
The Coronavirus Aid, Relief, and Economic Security Act (CARES Act or the Act), Section 1102 and 1106 temporarily adds a new product, titled the “Paycheck Protection Program,” (PPP) to the U.S. Small Business Administration’s (SBA’s) loan program. The PPP authorizes loans to small businesses to help meet payroll costs and pay other eligible expenses during the COVID-19 outbreak. The program is administered by the SBA. The section 1106 of the Act provides for forgiveness of up to the full principal amount of qualifying loans guaranteed under the PPP. The PPP and loan forgiveness are intended to provide economic relief to small businesses nationwide adversely impacted under the Covid-19. The loans and accrued interest are forgivable as long as the borrower uses at least 60% of the proceeds of the loan for eligible purposes, such as payroll, benefits, rent and utilities, and maintains employee and payroll levels. The loans were originated with a two-year maturity, unless extended by mutual agreement between the lender and borrower. Loans made on or after June 5, 2020 have a five-year maturity. In July 2020, the PPP was extended through August 8, 2020. The Corporation granted loans in the first and second rounds of PPP.  The Corporation had assisted around 1,500 business customers in receiving PPP loans for more than $77 milllion in funding as of June 30, 2020.

In addition to the measures discussed above, the Corporation is providing assistance for its retail customers, including waiving fees for early CD withdrawals, refunding late payment and overdraft fees, among others.

Following is a summary of the Corporation’s most significant accounting policies:

Nature of Operations and Use of Estimates
SBC is a financial holding company offering a full range of financial services through its wholly owned banking subsidiary Banco Santander Puerto Rico and its subsidiary Santander Insurance Agency, Inc. (the “Bank”).  The Corporation engaged in porftfolio management and advisory services through its wholly owned subsidiary SAM up to June 1, 2020.  The Corporation is a member of a group controlled by Banco Santander, S.A.  In addition, the Corporation engages in transactions with other unconsolidated affiliate member of the entity group (Santander Financial Services, Inc), among others.

In the opinion of the Corporation, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2020, and its results of operations for the six months ended June 30, 2020 and 2019, and cash flows for the six months ended June 30, 2020 and 2019. The condensed consolidated balance sheet at December 31, 2019, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

In preparing the condensed consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and the differences may be material to the condensed consolidated financial statements.  Main estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, impairment of other intangible assets, liability for uncertain tax positions and valuation allowance of deferred tax assets, pension and postretirement benefit obligations, and the valuation of other real estate owned properties, and financial instruments.

Credit Losses
The Corporation adopted the ASC 326, Financial Instruments Current Expected Credit Losses (CECL)  as of January 1, 2020. As a result, the Corporation updated its significant accounting policies for the measurement of credit losses. The CECL model applies to financial assets measured at amortized cost that are subject to credit losses and certain off-balance sheet exposures. CECL establishes a forward-looking methodology that reflects the expected credit losses over the lives of financial assets, starting when such assets are first acquired. Under the revised methodology, credit losses will be measured based on past events, current conditions and reasonable and supportable forecasts that affect the collectability of financial assets. The Corporation adopted the new CECL accounting standard effective on January 1, 2020. As a result of the adoption, the Corporation recorded an increase in its allowance for credit losses related to its loan portfolio of $78.5 million, and a $0.2 million increase in the allowance for credit losses for unfunded commitments which is recorded in Other Liabilities. Therefore, the adjustments to record the increase in the allowance for credit losses was recorded as a decrease to the opening balance of retained earnings of the year of implementation of $49.2 million net of income taxes of $29.5 million. Refer to Note 5 for more information related to the impact of the adoption of ASC 326 on the Corporation’s condensed consolidated financial statement.

Principles of Consolidation
The condensed consolidated financial statements include the accounts of SBC, the Bank, Santander Insurance Agency, Inc. (“SIA”) and SAM up to June 1, 2020.  All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
Cash and cash equivalents include cash and amounts due from depository institutions and interest-bearing deposits in other banks. All highly liquid instruments with a maturity of three months or less, when acquired or generated, are considered cash equivalents. The Corporation maintained the main cash and cash equivalents deposited in highly rated institutions, mainly in the Federal Reserve Bank of NY.The Corporation has maintained balances in various operating and money market accounts in excess of federally insured limits. The cash and cash equivalents includes  cash amounted to $100.9 million and 68.8 million as of June 30, 2020 and December 31, 2019, respectively, and interest bearing deposits in other banks amounted to $1.9 billion and 891.6 million as of June 30, 2020 and December 31, 2019, respectively.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Investment Securities
Investment securities are classified into three categories and accounted for as follows:

•
Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in the condensed consolidated statements of income as part of other income.  Financial instruments, including to a limited extent, derivatives are used by the Corporation in dealing and other trading activities and are carried at fair value.  Interest revenue and expense are included in the condensed consolidated statements of income as part of net interest income.

•
Debt and equity securities not classified as either investment securities held-to-maturity or trading securities, and which have a readily available fair value, are classified as investment securities available-for-sale and reported at fair value, with unrealized gains and losses reported, net of tax, in accumulated other comprehensive income (loss).  The specific identification method is used to determine realized gains and losses on sales of securities available-for- sale, which are included in the condensed consolidated statements of income.  Interest revenue and expense are included in the condensed consolidated statements of income as part of net interest income.

•
Investments in debt, equity, or other securities, that do not have readily determinable fair values, are classified as other investment securities which typically are held to maturity in the condensed consolidated balance sheets.  These securities are stated at cost adjusted for impairments, if any.  Stock that is owned by the Corporation to comply with regulatory requirements, such as Federal Home Loan Bank (FHLB) stock, is included in this category.  Interest revenue and expense are included in the condensed consolidated statements of income as part of net interest income.

The amortization of premiums is deducted and the accretion of discounts is added to net interest income based on a method which approximates the interest method, over the outstanding life of the related investment securities.  The cost of investment securities sold is determined by specific identification.  For investment securities available-for-sale, investment held-to-maturity, and other investment securities, the Corporation reports separately in the condensed consolidated statements of income, net realized gains or losses on sales of investment securities and unrealized loss valuation adjustments considered other than temporary, if any.

Derivative Financial Instruments
The Corporation uses derivative financial instruments to manage interest rate risk and changes in the fair value of assets and liabilities through interest rate swaps and interest rate caps instruments.

The Corporation enters into certain derivative transactions to provide derivative products to customers, which includes interest rate caps and swaps, and simultaneously covers the Corporation’s position with related and unrelated third parties under substantially the same terms and conditions.  These derivatives are not linked to specific assets and liabilities in the condensed consolidated balance sheets or to forecasted transactions in an accounting hedge relationship, and therefore, do not qualify for hedge accounting.  These derivatives are carried at fair value with changes in fair value recorded as part of other income.  Also, the Corporation enters into loan commitments with customers to extend mortgage loans at a specified rate.  These loan commitments are written options and are measured at fair value pursuant to FASB ASC Topic 820 and FASB ASC Topic 815, Derivatives and Hedging.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Loans Held for Sale
Loans held for sale are recorded at the lower of cost or market computed on the aggregate portfolio basis.  Fair values for loans held for sale are based on observable inputs, such as observable market prices, credit spreads, and interest rate yield curves, when available.  In instances when significant valuation assumptions are not readily observable in the market, instruments are valued based on the best available data in order to approximate fair value.  This data may be internally developed and considers types of loans, conformity of loans, delinquency statistics, and risk premiums that a market participant would require, and accordingly, may be classified as Level 3 in a nonrecurring fair value measurement.  The amount by which cost exceeds market value, if any, is accounted for as a valuation allowance with changes included in the determination of results of operations for the period in which the change occurs.  The amounts of loan origination cost and fees are deferred at origination of the loans and recognized as part of the gain and loss on sale of the loans in the condensed consolidated statements of income as part of other income.  The Corporation disposes loans held for sale through securitizations mainly conducted with agencies and pass-through sales.  The Corporation’s limitation for holding mortgages in the held for sale portfolio is 365 days from the date the loan enters the portfolio.  If a mortgage is held for sale beyond this period, it is automatically transferred to the loan held for investment portfolio.

The Corporation rebooked certain individual delinquent GNMA loans (over 90 days past due), previously accounted for as sold, as loan held-for-sale pursuant to the GNMA Mortgage-Backed Securities Guide.  The rebooking of GNMA loans is required (together with a liability for the same amount) regardless of whether the Corporation, as seller-servicer, intends to exercise the repurchase (buy-back option) since the Corporation is deemed to have regained effective control over these loans.  The Corporation intends to re-sell this portfolio in a reasonable period of time. As of June 30, 2020 and December 31, 2019, the unpaid principal balance of the GNMA portfolio rebooked amounted to $5.6 million and $5.4 million, respectively.

Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses, unearned finance charges, and any deferred fees or costs on originated loans.

Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and amortized using methods that approximate the interest method over the term of the loans as an adjustment to interest yield, except for credit cards.  Credit cards origination fees and origination costs are amortized on a straight-line basis over one year.  Unamortized amounts are recognized as an adjustment to interest yield at the time loans receivable are paid in full. Discounts and premiums on purchased loans are amortized to results of operations over the expected lives of the loans using a method that approximates the interest method.

The accrual of interest on commercial loans, mortgage and closed-end consumer loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, but in no event it is recognized after 90 days in arrears on payments of principal or interest.  Income is generally recognized on open-end (revolving credit) consumer loans until 120 days past due. For all others loans, when interest accrual is discontinued, unpaid interest is reversed.  Interest income is subsequently recognized only to the extent that it is collected.  The nonaccrual status is discontinued when loans are below 90 days in arrears.  Interest income collected on mortgage Troubled Debt Restructuring (“TDRs”) loans with nonaccrual status is recognized as a deferred item until accrual status is met.  The classification of nonaccrual status of TDRs portfolio is maintained until the customer demonstrates a sustained period of performance which consists of six consecutive payments.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The Corporation restructures certain loans, principally, through the modification of loan terms to accommodate the borrower payments. For the year ended December 31, 2019 these loans met the definition of TDRs, as stated in FASB ASC Topic 310, Receivables. However, loan modification terms executed during the six month period ended June 30, 2020 are evaluated by the Corporation to identify if loans meet the TDR definition or a modification under the CARES Act. As a result, certain loans modified due to COVID-19 related hardships are not being reported as past due as of June 30, 2020 based on the contractual terms of the loan, even where borrowers may not be making payments on their loans during the modification period. Loan modifications due to COVID-19 related hardships that permanently reduce either the contractual interest rate or the principal balance of a loan do not qualify for TDR relief under the CARES Act or the interagency guidance. FASB ASC Topic 310 states that a restructuring of a debt constitutes a TDR if the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance, or other actions intended to maximize collection.  These concessions stem from an agreement between the creditor and the debtor or are imposed by law or a court.  Classification of loan modifications as TDRs involves a degree of judgment.  Indicators that the debtor is experiencing financial difficulties include, for example (i) the debtor is currently in default on any of its debt; (ii) the debtor has declared, or is in the process of declaring, bankruptcy; (iii) there is significant doubt as to whether the debtor will continue to be a going concern; (iv) currently, the debtor has securities that have been delisted, are in the process of being delisted, or are under threat of being delisted from an exchange; and (v) based on estimates and projections that only encompass the current business capabilities, the debtor forecasts that its entity-specific cash flows will be insufficient to service the debt (both interest and principal) in accordance with the contractual terms of the existing agreement through maturity; and absent the current modification, the debtor cannot obtain funds from sources other than the existing creditors at an effective interest rate equal to the current market interest rate for similar debt for a nontroubled debtor. Once a loan is determined to be a TDR, then various effects must be considered, such as identifying the loan as impaired, performing an impairment analysis, applying proper revenue recognition accounting, and reviewing its regulatory credit risk grading (see Note 5 for further information).

Off-Balance Sheet Instruments
In the ordinary course of business, the Corporation enters into off-balance sheet instruments consisting of commitments to extend credit, standby letters of credit, and financial guarantees.  Such financial instruments are recorded in the condensed consolidated financial statements when they are funded or when related fees are incurred or received.  The Corporation periodically evaluates the credit risks inherent in these commitments and establishes loss allowances for such risks if and when these are deemed necessary.

The Corporation recognized as liabilities the fair value of the obligations undertaken in issuing the guarantees under the standby letters of credit, net of the related amortization at inception.  The fair value approximates the unamortized fees received from the customers for issuing the standby letters of credit.  The fees are deferred and recognized on a straight-line basis over the commitment period.  Standby letters of credit outstanding had terms ranging from four months to two years as of June 30, 2020 and December 31, 2019.

Fees received for providing loan commitments and letters of credit that result in loans are deferred and amortized to interest income over the life of the related loan. Fees on commitments and letters of credit are amortized to other income as banking fees and commissions over the commitment period.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The Corporation’s off-balance sheet commitments and letters of credit are subject to credit risk.  Prior to the adoption of ASC 326, credit losses related to these instruments were accounted for in accordance with ASC 450. Credit losses related to these instruments are accounted for in accordance with ASC 326, and are recorded separately from the allowance for loan losses and reported as other liabilities in the condensed consolidated financial statements.  The reserve for unfunded lending commitments represents probable losses for the Corporation’s unfunded lending commitments and other off-balance sheet instruments.

Allowance For Credit Losses
The allowance for loan  losses (ALLL) and reserve for off-balance sheet commitments, together, the allowance for credit losses, (ACL) are maintained at levels that represent management’s best estimate of expected credit losses in the Corporation’s loan portfolios, excluding the loans held for sale. The allowance for expected credit losses (ECL) is measured based on a lifetime expected loss model, which means that it is not necessary for a loss event to occur before a credit loss is recognized. Management’s estimate of expected credit losses is based on an evaluation of relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the future collectability of the reported amounts based upon macroeconomics scenarios. Management's evaluation takes into consideration the risks in the loan portfolio, past loan and lease loss experience, specific loans with loss potential, delinquency trends, economic forecasts and other relevant factors. While management uses the best information available to make such evaluations, future adjustments to the ACL may be necessary if conditions differ substantially from the assumptions used in making the evaluations.

The Corporation used multiple weighted macroeconomics scenarios in the loss projection process for CECL. Also includes significant assumptions including the reasonable and supportable economic forecast period, which considers the availability of forward-looking scenarios and their respective time horizons, as well as the reversion method to historical losses. The economic scenarios used by the Corporation are available up to the contractual maturities of the assets, and therefore the Corporation can project losses through the respective contractual maturities, using an input reversion approach. This method results in a single, quantitatively consistent credit model across the entire projection period as the macroeconomic effects in the historical data are controlled for the estimate of the long-run loss level. Since the confidence intervals of the scenario forecasts become much broader beyond two to three years and given that the scenarios start to converge after approximately three years, the Corporation defined the reasonable and supportable period as three years.

Provisions for credit losses are charged to provision expense in amounts sufficient to maintain the ACL at levels considered adequate to cover expected credit losses in the Corporation’s loan portfolios. The ALLL is a valuation account that is deducted from, or added to, the amortized cost basis to present the net amount expected to be collected on the Corporation’s loan portfolios. The reserve for off-balance sheet commitments represents the ECL for unfunded lending commitments and financial guarantees, and is presented within other liabilities on the Corporation's condensed consolidated balance sheet.

The Corporation measures expected losses of all components of the amortized cost basis of its loans. For all loans, except for credit cards, the Corporation has elected to exclude accrued interest receivable balances from the measurement of expected credit losses because it applies a nonaccrual policy that results in the timely write off of accrued interest.

Off-balance sheet commitments which are not unconditionally cancellable by the Corporation are subject to credit risk. Additions to the reserve for off-balance sheet commitments are made by charges to the provison for credit losses. The Corporation does not calculate a liability for expected credit losses for off-balance sheet credit exposures which are unconditionally cancellable by the lender, because these instruments do not expose the Corporation to credit risk.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The Corporation uses several methodologies for the measurement of ACL. The Corporation generally uses a discounted cash flows (DCF) approach for determining the ALLL for TDRs and other individually assessed loans, and advance credit metrics for other loans (metrics such as probability of default (PD), loss given default (LGD) and exposure at default (EAD) based on statistical models or assumptions). The methodologies utilized by the Corporation to estimate expected credit losses may vary by product type.

Expected credit losses are estimated on a collective basis when similar risk characteristics exist. Expected credit losses are estimated on an individual basis only if the individual asset or exposure does not share similar risk attributes with other financial assets or exposures, including when an asset is treated as a collateral dependent asset. The estimate of expected credit losses reflects information about past events, current conditions, and reasonable and supportable forecasts that affect the future collectability of reported amounts. This information includes internal information, external information, or a combination of both.

For residential mortgage loans, the Corporation calculates the ACL using a PD/LGD modeled approach, or individually for collateral dependent loans or loans that have been modified in a TDR. The ACL measured using a PD/LGD model is calculated based on the product of a PD, LGD and the amortized cost basis determined for each loan over the remaining life of the loan (up to 30 years), considering prepayments. The PD is developed for each residential mortgage loan, forecasted on a quarterly basis based on, among other things, historical payment performance and relevant current and forward looking macroeconomic variables, such as Puerto Rico specific unemployment rates, over the remaining life of the loan to determine a lifetime term structure PD curve. The Corporation determines LGD estimates based on, among other things, historical charge-off events and recovery payments, original loan-to-value attributes, and relevant current and forecasted macroeconomic variables expectations, such as Puerto Rico specific home price index, to determine a lifetime term structure LGD curve. Under this approach, the Corporation calculates losses for each loan for all future periods using the PD and LGD loss rates derived from the term structured curves applied to the amortized cost basis of the loans, considering prepayments. For loans that have been modified in a TDR the Corporation determines the ACL based on a discounted cash flow methodology and for loans that are 180 days or more past due are considered collateral dependent loans and are individually reviewed and charged-off, as needed, to the fair value of the collateral.

For commercial loans, the Corporation calculates the ACL using a PD/LGD approach, or individually for collateral dependent loans or loans that have been or are reasonably expected to be modified in a TDR. The ACL measured using a PD/LGD approach is calculated based on the product of a PD, LGD and the amortized cost basis determined for each loan over the remaining life of the loan (up to 10 years). The PD is developed for each commercial loan, forecasted on a monthly basis based on, among other things, historical payment performance and relevant current and forward looking macroeconomic variables, such as Puerto Rico specific unemployment rate and gross domestic product, over the remaining life of the loan to determine a lifetime PD curve. The Corporation determines LGD estimates based on various segments and loan specific characteristics, such as collateral type and risk segmentation. Under this approach, the Corporation calculates losses for each loan for all future periods using the PD and LGD loss rates derived applied to the amortized cost basis of the loans. For loans that have been modified in a TDR the Corporation determines the ACL based on a discounted cash flow methodology or considered collateral dependent loans and are individually reviewed and charged-off, as needed, to the fair value of the collateral.

For consumer loans, the Corporation calculates the ACL using a LGD approach. The ACL measured using a LGD approach is calculated using LGD and the amortized cost basis determined for each loan over the remaining life of the loan (up to 7 years). Model development followed expected loss framework with ECL being a product of historical loss rate, LGD and amortized cost basis to be estimated at each period in the forecasting horizon.  The historical loss rate is modeled using quarterly performance data while LGD is a historical average estimated for the consumer portfolio and lines or credit separately and future balances are forecasted using balance walk methodology.

For credit cards, the Corporation calculates the ACL using historical losses from the last 2 years  applying expert judgement model. A linear regression with macroeconomic variable (Puerto Rico specific unemployment rate) is applied to calculate the loss forecast covering 4 years for the portfolio in an aggregated basis.

The Corporation uses a statistical methodology based on an ECL approach that focuses on forecasting the ECL components (i.e., PD, payoff, loss given default and exposure at default) on a loan level basis to estimate the expected future lifetime losses. The individual loan balances used in the models are measured on an amortized cost basis.  In calculating the PD and payoff, the Corporation developed model forecasts which consider variables such as delinquency status, loan tenor and credit quality as measured by regulatory risk ratings assigned to individual loans and credit facilities. The loss given default component forecasts the extent of losses given that a default has occurred and considers variables such as collateral, LTV and credit quality. The exposure at default component captures the effects of expected partial prepayments and underpayments that are expected to occur during the forecast period based on historical experience.

When using a non-DCF method to measure the ACL, the Corporation measures ECL over the asset’s contractual term, adjusted for (i) expected prepayments, (ii) expected extensions associated with assets for which management has a reasonable expectation at the reporting date that it will execute a TDR with the borrower, and (iii) expected extensions or renewal options (excluding those that are accounted for as derivatives) included in the original or modified contract at the reporting date that are not unconditionally cancellable by  the Corporation.

In addition to the ALLL, management estimates expected losses related to off-balance sheet commitments using the same models and procedures used to estimate expected loan losses. The models, in conjunction with a forecast of expected usage of committed amounts and an analysis of historical loss experience, reasonable and supportable forecasts of economic conditions, performance trends within specific portfolio segments, and any other pertinent information result in the estimation of the reserve for off-balance sheet commitments.

A DCF method measures expected credit losses by forecasting expected future principal and interest cash flows and discounting them using the financial asset’s effective interest rate. The ACL reflects the difference between the amortized cost basis and the present value of the expected cash flows. When using a DCF method to measure the ACL, the period of exposure is determined as a function of the Corporation’s expectations of the timing of principal and interest payments. The Corporation considers estimated prepayments in the future principal and interest cash flows when utilizing a DCF method. The Corporation generally uses a DCF approach for TDRs and certain commercial loans.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

A loan is considered a collateral-dependent financial asset when: (i) the Corporation determines foreclosure is probable or the borrower is experiencing financial difficulty and (ii) the Corporation expects repayment to be provided substantially through the operation or sale of the collateral. For all collateral-dependent loans, the Corporation measures the allowance for expected credit losses as the difference between the asset’s amortized cost basis and the fair value of the underlying collateral as of the reporting date, adjusted for expected costs to sell if repayment of the asset depends on the sale of the collateral. If repayment or satisfaction of the loan is dependent only on the operation, rather than the sale, of the collateral, the measure of credit losses does not incorporate estimated costs to sell. A collateral dependent loan is charged-off to the fair value of the collateral adjusted for costs to sell (if repayment from sale is expected.) Any subsequent increase or decrease in the collateral’s fair value less cost to sell is recognized as an adjustment to the related loan’s ACL. Negative ACLs are limited to the amount previously charged-off.

Negative allowance is defined as the amount of future recovery expected for accounts that have already been charged off. The Corporation performs an analysis of the actual historical recovery values to determine the pattern of recovery and expected rate of recovery over a given historic period, and uses the results of this analysis to determine negative allowance. Negative allowance reduces the ACL.

Regardless of the extent of the Corporation's analysis of customer performance, portfolio evaluations, trends or risk management processes established, a level of imprecision will always exist due to the judgmental nature of loan portfolio and/or individual loan evaluations. The Corporation may establish a qualitative reserve to the ACL to recognize the existence of these exposures. Imprecisions include a loss estimate that may not have been discreetly contemplated in the modelled approach to the allowance, as well as potential variability in the forecast horizon. The qualitative adjustment is also established in consideration of several factors such as changes in the Corporation’s underwriting standards, the interpretation of economic trends, delays in obtaining information regarding a customer's financial condition and changes in its unique business conditions. This analysis is conducted at least quarterly, and the Corporation revises the allowance factors whenever necessary in order to address improving or deteriorating credit quality trends or specific risks associated with a loan pool classification. The Corporation’s policies for estimating the ACL also apply to TDRs. The Corporation reflects the impact of the concession in the ALLL for TDRs. Interest rate concessions and significant term deferrals can only be captured within the ALLL by using a DCF method. Therefore, in circumstances in which the Corporation offers such extensions in its TDR modification, it uses a DCF method to calculate the ALLL. The Corporation recognizes the impact of a TDR modification to the ALLL when the Corporation has a reasonable expectation that the TDR modification will be executed.

The Corporation analyzes its exposure to debt from municipalities separately since it represents a different risk than regular commercial portfolio loans, maintaining a segregated allowance for loan losses balance. The Corporation established an approach to determine the reserve under the assumption that municipalities are covered under PROMESA Title III or VI. This approach focuses on understanding and assessing new developments in the municipalities, probabilities of default based on an updated risk rating analysis and type of debt owed by each municipality.

Transfers and Servicing of Financial Assets and Extinguishments of Liabilities
Transfers of financial assets are accounted for as sales, when control over the transferred assets is deemed to be surrendered: (i) the assets have been isolated from the Corporation, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before the maturity.  The Corporation recognizes the financial assets and servicing assets it controls and the liabilities it has incurred.  At the same time, it ceases to recognize financial assets when control has been surrendered and liabilities when they are extinguished.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Premises and Equipment
Premises and equipment are stated at cost, less accumulated depreciation and amortization, which is computed utilizing the straight-line method over the estimated useful lives of the assets that range between three and 30 years.  Leasehold improvements are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is lower.  Gains or losses on dispositions are reflected in current operations.  Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense as incurred.  Costs of renewals and improvements are capitalized.  When assets are sold or disposed of, their cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings when realized. Measurement of an impairment loss is based on the fair value of the asset or assets group compared to its carrying value. If the fair value of the asset is determined to be less than the carrying value, an impairment loss is incurred. Impairment losses, if any, are reflected in operating expenses in the condensed consolidated statements of income.

Real Estate Held for Sale
The Corporation owns certain real estate properties held for sale which are carried at the lower of cost or fair value, less estimated disposition costs. Each property is appraised or evaluated annually to provide an estimate of the property’s fair value. The fair value is substantiated by a current appraisal or evaluation prepared by an independent, qualified appraiser. The decline in fair value is reflected in operating expense in the condensed consolidated statements of income.

Other Real Estate Owned Properties
The Corporation recognizes as other real estate owned properties (OREO), real estate acquired through purchases at sales under judgments, decrees, or mortgages where the property was originally security for debts previously contracted; a real estate which a borrower conveys to the Corporation to fully or partially satisfy a debt previously contracted (i.e., acceptance of a deed in lieu of foreclosure); real estate which the Corporation obtains in exchange for future advances to an existing borrower to fully satisfy or partially satisfy debts previously contracted; real estate which the Corporation takes possession of collateral in a collateral-dependent real estate loan (i.e., in-substance foreclosure).  Other real estate received in satisfaction of a loan is recorded at fair value less estimated cost of disposal. The difference between the carrying amount of the loan and the fair value less cost to sell is recorded as an adjustment to the allowance for loan losses. The Corporation recognizes legal fees and other direct costs related to a foreclosure when they are incurred  and are reflected in operating expense in the condensed consolidated statements of income.  Each OREO is appraised or evaluated at acquisition, and annually thereafter, to provide an estimate of the property’s fair value.  The fair value is substantiated by a current appraisal or evaluation prepared by an independent, qualified appraiser.  Subsequent declines in fair value are separately reserved until the property is sold.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The Corporation disposes of OREO through third party sales.  Gains and losses resulting from a sale of OREO properties are recognized immediately and included in the condensed consolidated statements of operations, as part of the other income.  The Corporation should evaluate certain conditions prior to the recognition of the sale, in order to determine the proper accounting treatment of the transaction, such as: (i) the collectability of the sales price and down payment are reasonably assured, and (ii) the seller is not obligated to perform significant activities after the sale to earn the profit.  If both conditions are met at the time of sale, the Corporation is required to recognize the transaction as a disposition of an asset. On December 31, 2019 the Corporation sold its entire OREO portfolio amounting to $30.1 million to an affiliate.The new foreclosed acquired during 2020 amounted to 129,000.

Mortgage Servicing Rights
Mortgage servicing rights (“MSRs”) represent the cost of acquiring the contractual rights to service loans for others. The Corporaton recognizes the right to service mortgage loans for others as a separate asset whenever those servicing rights are acquired.  The Corporation acquires MSRs by purchasing or originating loans and selling or securitizing those loans (with the servicing rights retained).

On a quarterly basis, the Corporation evaluates its MSRs for impairment and charges any such impairment to current period earnings.  In order to evaluate its MSRs, the Corporation stratifies the related mortgage loans on the basis of their risk characteristics, which have been determined to be: type of loan (government-guaranteed, conventional, conforming, and nonconforming), interest rates, and maturities.  Impairment of MSRs is determined by estimating the fair value of each stratum and comparing it to its carrying value.  No impairment loss was recognized during the six- month period ended June 30, 2020 and year ended December 31, 2019.

MSRs are also subject to periodic amortization.  The amortization of MSRs is based on the amount and timing of estimated cash flows to be recovered with respect to the MSRs over their expected lives.  Amortization may be accelerated or decelerated to the extent that changes in interest rates or prepayment rates warrant.

Mortgage Banking
Mortgage loan servicing includes collecting monthly mortgagor payments, forwarding payments and related accounting reports to investors, collecting escrow deposits for the payment of mortgagor property taxes and insurance, and paying taxes and insurance from escrow funds when due.  No asset or liability is recorded by the Corporation for mortgages serviced, except for MSRs arising from the sale of mortgages, advances to investors, and escrow advances. Mortgage loan servicing fees, which are based on a percentage of the principal balances of the mortgages serviced, are credited to income as mortgage payments are collected.

As of June 30, 2020 and December 31, 2019, the unpaid principal balances of mortgage loans serviced for others amounted to approximately $992 million and $889 million, respectively.  In connection with these mortgage servicing activities, the Corporation administered escrow and other custodial funds, which amounted to approximately $2.9 million as of June 30, 2020 and December 31, 2019.

Revenue Recognition
In accordance with Topic 606, revenues are recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration to which the Corporation expects to be entitled in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606, the Corporation: (i) identifies the contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenue when (or as) the Corporation satisfies a performance obligation and when it is probable that the entity will collect the consideration to which it is entitled in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC Topic 606, the Corporation assesses the goods or services that are promised within each contract and identifies those that contain performance obligations, and assesses whether each promised good or service is distinct.  Refer to Note 24 for additional details.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Trust Services
The Corporation administers and is custodian of assets amounting to approximately $121 million and $107 million as of June 30, 2020 and December 31, 2019.  Due to the nature of trust activities, these assets are not included in the Corporation’s condensed consolidated balance sheets.  The Corporation’s trust division focuses its business in transfer paying agent and individual retirement account (IRA) services.

Insurance Commissions
The Corporation’s insurance agency operation earns commissions on the sale of insurance policies issued by unaffiliated insurance companies.  Commissions are recognized as revenues based on the insurance policies’ effective date in accordance with individual agreements with the insurance companies. Commission revenue is reported net of the provision for commission returns on insurance policy cancellations, which is based on management’s estimate of future insurance policy cancellations as a result of historical turnover rates by types of credit facilities subject to insurance.

Advisory Fees
The Corporation also engaged in porftfolio management and advisory services. Revenues from portfolio, management and advisory fees resulting from the assets’s management and administration of certain funds and institutional accounts. The advisory fees are recognized over the period that services are rendered.

Income Taxes
The Corporation uses the asset and liability balance sheet method for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Corporation’s condensed consolidated financial statements or tax returns.  Deferred income tax assets and liabilities are determined for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future.  The computation is based on enacted tax laws and rates applicable to periods in which the temporary differences are expected to be recovered or settled.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Corporation accounts for uncertain tax positions in accordance with FASB ASC Topic 740, Income Taxes.  Accordingly, the Corporation reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return.  The Corporation recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Recently Issued Accounting Standards
Effective January 1, 2020, the Corporation adopted the following FASB Accounting Standards Updates (“ASU”):

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

•	FASB ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.

•	FASB ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure requirements for Fair Value Measurement.

•
FASB ASU No. 2018-15, Intangibles—Goodwill and Other— Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract.

The adoption of the following acounting pronouncements may have an impact on the Corporation’s condensed consolidated financial statements and disclosures. The Corporation is evaluating the impact that the following recently issued accounting pronouncements may have on its condensed consolidated financial statements and disclosures.

•
FASB ASU No. 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans. In August 2018, the FASB issued this Update to modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. The following disclosure requirements, among others,  are removed from Subtopic 715-20: (i) the amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit cost over the next fiscal year, (ii) the amount and timing of plan assets expected to be returned to the employer. The following disclosure requirements, among others, are added to Subtopic 715-20: (i) an explanation of the reasons for significant gains and losses related to changes in the benefit obligation for the period. The amendments in this Update also clarify the disclosure requirements: (i) of the projected benefit obligation (PBO) and fair value of plan assets for plans with PBOs in excess of plan assets, (ii) the accumulated benefit obligation (ABO) and fair value of plan assets for plans with ABOs in excess of plan assets. The amendments in this Update are effective for fiscal years ending after December 15, 2020, for public business entities and for fiscal years ending after December 15, 2021, for all other entities. Early adoption is permitted for all entities. An entity should apply the amendments in this Update on a retrospective basis to all periods presented. The Corporation is currently assessing if this update will have an impact on its condensed consolidated financial statements, if any.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

•
FASB ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. In December 2019, the FASB issued this Update to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. Exceptions include, but are not limited to, increments approach for intra-period tax allocation when there is a loss from continuing operations and income or a gain from other items (for example, discontinued operations or other comprehensive income), exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment, among others. The amendments in this Update also simplify the accounting for income taxes by: (i) requiring that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax; (ii) specifying that an entity is not required to allocate the condensed consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements; (iii) requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Corporation is currently assessing if this update will have an impact on its condensed consolidated financial statements, if any.

•
FASB ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. In January 2020, the FASB issued this Update to clarify certain interactions between the guidance to account for certain equity securities under Topic 321, the guidance to account for investments under the equity method of accounting in Topic 323, and the guidance in Topic 815, which could change how an entity accounts for an equity security under the measurement alternative or a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with Topic 825, Financial Instruments. These amendments improve current GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted, including early adoption in an interim period, (1) for public business entities for periods for which financial statements have not yet been issued and (2) for all other entities for periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied prospectively. Under a prospective transition, an entity should apply the amendments at the beginning of the interim period that includes the adoption date. The Corporation is currently assessing if this update will have an impact on its condensed consolidated financial statements, if any.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

2.	Trading Securities

Proceeds from sales of trading securities during the six month period ended June 30, 2020 and the year ended December 31, 2019, were approximately $1,524,000 and $5,894,000, respectively.  Gross gains of approximately $30,000 and $160,000 were realized during the six month period ended June 30, 2020 and the year ended December 31, 2019. There were no trading securities as of June 30, 2020 and December 31, 2019, since the Corporation is committed to perform GNMA loan securitization and execute the sale in a short term.

3.	Investment Securities Available for Sale

The amortized cost, gross unrealized gains and losses, fair value and weighted-average yield of investment securities available for sale by contractual maturity as of June 30, 2020 and December 31, 2019, were as follows:

	June 30, 2020
(in thousands of dollars)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted- Average Yield
U.S. Treasury bills/notes - within one year	$334,165	$3,623	$-	$337,788	2.10%
U.S. Treasury bills/notes - after one but within five years	489,230	9,099	-	498,329	1.62%
Mortgage-backed securities - after five years but within ten years	42,891	1,596	-	44,487	2.22%
Mortgage-backed securities - over ten years	287,540	3,554	-	291,094	2.98%
Total investment securities available for sale	$1,153,826	$17,872	$-	$1,171,698	2.12%

	December 31,2019
(in thousands of dollars)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Weighted- Average Yield
U.S. Treasury bills/notes - within one year	$1,092,039	$1,375	$-	$1,093,414	1.85%
U.S. Treasury bills/notes - after one but within five years	707,593	1,401	167	708,827	1.71%
Mortgage-backed securities - after five years but within ten years	49,245	494	164	49,575	2.20%
Mortgage-backed securities - over ten years	339,804	714	597	339,921	2.98%
Total investment securities available for sale	$2,188,681	$3,984	$928	$2,191,737	1.99%

The average duration of mortgage-backed securities is approximately 2.2 and 3.3 years at June 30, 2020 and December 31, 2019, respectively.

The number of positions, fair value, and unrealized losses of investment securities available for sale that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more as of December 31, 2019 were as follows:

	December 31, 2019
	Less Than 12 Months			12 Months or More			Total
(in thousands)	Number of Positions	Fair Value	Unrealized Losses	Number of Positions	Fair Value	Unrealized Losses	Number of Positions	Fair Value	Unrealized Losses
U.S. Treasury bills/notes	2	$200,096	(167)				2	$200,096	$(167)
Mortgage-backed securities	6	178,103	(505)	6	60,546	(256)	12	238,649	(761)
	8	$378,199	$(672)	6	$60,546	(256)	14	$438,745	$(928)

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

There were no positions of investment securities available for sale that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more as of June 30, 2020.

The Corporation did not record an allowance for credit-related losses on investment securities available for sale against its investments at June 30, 2020 or December 31, 2019. Management has concluded that the unrealized losses on its investments for which it has not recorded an allowance are not credit related since (i) they are not related to the underlying credit quality of the issuers, (ii) the entire contractual principal and interest due on these securities is currently expected to be recoverable, (iii) the Corporation does not intend to sell these investments at a loss and (iv) it is more likely than not that the Corporation will not be required to sell the investments before recovery of the amortized cost basis, which for the Corporation’s investment securities may be at maturity.

The unrealized losses in the Corporation’s investments in debt securities were caused by changes in market interest rates and not credit quality.  All debt securities are investment grade, as rated by major rating agencies.  Prior to the adoption of ASC 326, the Corporation evaluated debt securities for other-than-temporary impairment based on any of the following triggering events: (i) the intent to sell the security, (ii) it is more likely than not that the Corporation will be required to sell the security before recovery, or (iii) the Corporation did not expect to recover the entire amortized cost basis of the security.  Upon evaluation of these triggering events, the Corporation believed that none of such conditions were presented as of December 31, 2019, because the Corporation has sufficient capital and liquidity to operate its business, it has no requirements or needs to sell such securities, and the Corporation is not subject to any contractual arrangements that would require the Corporation to sell such securities.

Contractual maturities on certain securities, including mortgage-backed securities, could differ from actual maturities since certain issuers may have the right to call or prepay these securities.

There were no sales of investment securities available for sale during the first half 2020 and 2019.

4.	Assets Pledged

As of June 30, 2020 and December 31, 2019, investment securities and loans were pledged to secure deposits of public funds and FHLB advances.  The classification and carrying amount of pledged assets, which the secured parties are not permitted to sell or repledge as of June 30, 2020 and December 31, 2019, were as follows:

(in thousands)	June 30, 2020	December 31, 2019

Investment securities available for sale	$1,084,685	$1,555,063
Residential mortgage and commercial loans	1,004,776	1,018,507
	$2,089,461	$2,573,570

On June 30, 2020 and December 31, 2019, there were no pledged securities that the creditor has the right or contract to repledge.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

5.	Loans and Allowance for Loan Losses

The Corporation’s loan portfolio as of June 30, 2020 and December 31, 2019, consists of the following:

(in thousands)	June 30, 2020	December 31, 2019

Commercial loans:
Commercial real estate	$1,141,524	$1,157,776
Commercial and industrial	464,848	402,952
Multifamily	48,100	47,173
Total commercial loans	1,654,472	1,607,901
Residential mortgages	851,968	879,230
Consumer	152,248	166,671
Credit cards	79,500	91,857
	2,738,188	2,745,659
Allowance for loan losses	(146,756)	(67,344)
	$2,591,432	$2,678,315
Total loans held for investment includes deferred loan fees, net of deferred orignation cost and unamortized purchases premiun, net of discounts as well as other accounting adjustments. These items resulted in a net decrease in the loan balances of $5.1 million and $5.4 million as of June 30, 2020 and December 31, 2019, respectively.

The Corporation disclose information about the credit quality of their loan portfolio at disaggregated levels based principally on management’s systematic methodology for determining the ACL. In conjunction with the adoption of ASU 2016-13, the Corporation further segregated the loan portfolios between commercial real estate, commercial and industrial, multifamily, residential mortgages, consumer and credit cards.  For comparability, prior periods have been recast, however, no changes were applied to the balance sheet and income statement for prior years. The Corporation utilizes similar categorization compared to the financial statement categorization of loans to model and calculate the ACL and track the credit quality, delinquency and impairment status of the underlying loan populations.

As of December 31, 2019, the Corporation sold to an affiliate $115 million of non-performing loans which comprise $40 million of commercial and $75 of mortgage loans. No gain or loss was recorded in this transaction since the book value of assets sold approximated their fair value. Also, during December 2019, the Corporation sold $73 million of credit cards to an unrelated third party with a gain of approximately $4 million.

The amortized cost basis of the loan portfolio that are either non-accrual with related expected credit loss or nonaccrual without related expected credit loss disaggregated by type of loan and other non-performing assets is as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	Non accrual loans as of:		Non-accrual loans with no allowance	Interest Income recognized on non-accrual loans
	June 30, 2020	December 31, 2019	June 30, 2020	June 30, 2020
Non-accrual loans:
Commercial loans:
Commercial real estate	$13,156	$-	$2,686	$-
Commercial and industrial	157	18	36	-
Multifamily	-	-	-	-
Total commercial loans	13,313	18	2,722	-
Residential mortgages	17,749	4,940	1,529	-
Consumer	991	662	221	-
Credit cards	1,810	1,550	145	-
Total non-accrual loans	33,863	7,170	4,617	-
Foreclosed real estate	129	-	-	-
Total non-performing assets	$33,992	$7,170	$4,617	$-

The Corporation generally considers an account delinquent when an obligor fails to pay substantially all of the scheduled payment by the due date. The age of amortized cost in past due loans and accruing loans 90 days or greater past due disaggregated by type of loan is summarized as follows:

(in thousands)	June 30, 2020
Category	30-59 Days past due	60-89 Days past due	Greater than 90 days	Total loan past due	Current	Total Recorded Investment	Accruing loan Past Due 90 Days or more
Commercial loans: Commercial real estate	$13,697	$464	$12,619	$26,780	$1,114,744	$1,141,524	$-
Commercial and industrial	39		157	196	464,652	464,848
Multifamily	-	-	-	-	48,100	48,100	-
Total commercial loans	13,736	464	12,776	26,976	1,627,496	1,654,472	-
Residential mortgages	23,101	8,842	15,076	47,019	804,949	851,968	-
Consumer	855	1,135	1,026	3,016	149,232	152,248	35
Credit cards	558	726	1,810	3,094	76,406	79,500	-
	$38,250	$11,167	$30,688	$80,105	$2,658,083	$2,738,188	$35

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	December 31, 2019
Category	30-59 Days past due	60-89 Days past due	Greater than 90 days	Total Past Due	Current	Total Recorded Investment	Accruing loan past due 90 Days or more
Commercial loans: Commercial real estate	$202	$370	$-	$572	$1,157,204	$1,157,776	$-
Commercial and industrial	36	12	18	66	402,886	402,952	-
Multifamily	-	-	-	-	47,173	47,173	-
Total commercial loans	238	382	18	638	1,607,263	1,607,901	-
Residential mortgages	28,851	8,773	4,954	42,578	836,652	879,230	-
Consumer	1,584	842	697	3,123	163,548	166,671	35
Credit cards	724	776	1,550	3,050	88,807	91,857	-
	$31,397	$10,773	$7,219	$49,389	$2,696,270	$2,745,659	$35

Credit Quality Indicators
As part of the ongoing monitoring of the credit quality of the Corporation’s loan portfolio, management tracks certain credit quality indicators.  The model for monitoring credit quality for commercial clients with commitments with common collateral and total exposure over $250,000, denominated by the Corporation as “nonstandardized loans,” has an analytical focus where areas must be evaluated independently.  Each area of analysis is assessed for each borrower individually, to arrive at certain weighted quantitative and qualitative factors.  These factors are: (i) product/demand/market: evaluates the sector in which the company operates and analyze the company’s position within the sector; (ii) shareholder/management: evaluates shareholders’ willingness and ability to support the company (at financial, commercial, or technological levels) and management team’s experience in both the company and the sector; (iii) access to credit: evaluates the capacity of obtaining financing from the banking system and from the capital markets; (iv) profitability: evaluates the company’s capacity to generate profits in the short and long term; (v) cash flows generation: evaluates the company’s capacity to generate cash from its normal operations in order to service its debt, investments in both fixed assets and current assets, to pay taxes and to offer return on capital; and (vi) solvency: evaluates the company’s capacity to maintain, in the mid and long term, its position in the market, its liquidity, and its capacity to generate cash.

The Corporation performs a credit analysis and classifies certain loans over an internal threshold based on the commercial lending classifications described below:

Non-Adversely Classified Loans:
•
Pass – Loans classified as pass have a well-defined primary source of repayment, with no apparent risk, strong financial position, minimal operating risk, profitability, liquidity and strong capitalization.

•
Watch – Loans classified as watch have acceptable business credit, but borrower’s operations, cash flow or financial condition evidence more than average risk, requires above average levels of supervision and attention from Loan Officers.

•
Special Mention – Loans classified as special mention have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Corporation’s credit position at some future date.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

 Adversely Classified Loans:
•
Substandard – Loans classified as substandard are deemed to be inadequately protected by the current net worth and payment capacity of the obligor or of the collateral pledged, if any. Loans classified as such have well-defined weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•
Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the additional characteristic that the weaknesses make the collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

•
Loss – Uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this asset even though partial recovery may be effected in the future.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Each commercial loan is evaluated to determine its risk rating at least annually. The indicators represent the rating for loans as of the date presented based on the most recent assessment performed. Amortized cost basis of loans in the commercial portfolio segment by credit quality indicator, type of loans, and year of origination are summarized as follows:

(in thousands)	Amortized cost by origination year June 30, 2020
Regulatory Rating:	2020	2019	2018	2017	2016	Prior	Lines of credit	Total
Commercial real estate
Pass	$16,818	$81,530	$48,535	$122,387	$40,336	$140,737	$726	$451,069
Special mention	-	1,380	345	15,571	8,356	43,908	-	69,560
Watch list	815	113,229	60,689	78,426	71,471	172,076	7	496,713
Substandard	-	15,792	2,516	7,478	11,784	86,578	34	124,182
Doubtful / Loss	-	-	-	-	-	-	-	-
Total commercial real estate	$17,633	$211,931	$112,085	$223,862	$131,947	$443,299	$767	$1,141,524

Commercial and industrial
Pass	$135,501	$24,233	$7,488	$5,760	$3,701	$7,224	$14,907	$198,814
Special mention	-	13,601	-	-	-	43,223	19	56,843
Watch list	10,859	18,050	25,092	79,291	13,916	48,388	5,664	201,260
Substandard	3	35	9	-	-	1,513	6,371	7,931
Doubtful / Loss	-	-	-	-	-	-	-	-
Total commercial and industrial	$146,363	$55,919	$32,589	$85,051	$17,617	$100,348	$26,961	$464,848

Multifamily
Pass	$1,674	$9,922	$16,156	$2,631	$9,095	$8,401	$-	$47,879
Special mention	-	-	-	-	-	-	-	-
Watch list	-	34	-	-	-	187	-	221
Substandard	-	-	-	-	-	-	-	-
Doubtful / Loss	-	-	-	-	-	-		-
Total multifamily	$1,674	$9,956	$16,156	$2,631	$9,095	$8,588	$-	$48,100

Total commercial loans
Pass	$153,993	$115,685	$72,179	$130,778	$53,132	$156,362	$15,633	$697,762
Special mention	-	14,981	345	15,571	8,356	87,131	19	126,403
Watch list	11,674	131,313	85,781	157,717	85,387	220,651	5,671	698,194
Substandard	3	15,827	2,525	7,478	11,784	88,091	6,405	132,113
Doubtful / Loss	-	-	-	-	-	-	-	-
Total commercial loans	$165,670	$277,806	$160,830	$311,544	$158,659	$552,235	$27,728	$1,654,472

(in thousands)	December 31, 2019
Regulatory Rating:	Commercial real estate	Commercial and industrial	Multifamily	Total

Pass	$685,421	$168,934	$47,139	$901,494
Special mention	75,195	66,826	-	142,021
Watch list	285,528	159,136	34	444,698
Substandard	111,632	8,056	-	119,688
Doubtful / Loss	-	-	-	-
Total commercial real estate	$1,157,776	$402,952	$47,173	$1,607,901

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The consumer loans for which either an internal or external credit score is a core component of the allowance model are summarized by credit score determined are as follows:

(in thousands)	Amortized cost by origination year June 30, 2020
Credit Score Range	2020	2019	2018	2017	2016	Prior	Total	Percent
No Fico (1)	$506	$997	$476	$562	$370	$403	$3,314	2.2%
<600	179	1,647	1,396	1,333	1,027	2,270	7,852	5.2%
600 - 639	226	1,755	1,268	1,095	1,167	1,764	7,275	4.8%
>=640	14,475	53,768	23,324	15,794	12,228	14,218	133,807	87.9%
Total	$15,386	$58,167	$26,464	$18,784	$14,792	$18,655	$152,248	100.0%

(1)	Consists of primarily of loans for which credit scores are not available.

(in thousands)
	December 31, 2019
Credit Score Range	Amount	Percent
No Fico (1)	$3,990	2.4%
<600	7,799	4.7%
600 - 639	7,047	4.2%
>=640	147,835	88.7%
Total	$166,671	100.0%

(1)	Consists of primarily of loans for which credit scores are not available.

For residential mortgages assumptions are incorporated in the allowance for loan losses reserve models to estimate loan balances that will ultimately charge off. These assumptions are based on recent loss experience within various current loan to value bands within these portfolios. The Corporation's incorporates recent information to update the distribution of defaulted loans by loan to values as well as the associated loss given default for each loan to value band. FICO scores are refreshed quarterly, where possible. The indicators disclosed represent the credit scores for loans as of the date presented based on the most recent assessment performed. Residential mortgage loan portfolio based on its credit risk categories are as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)
	Amortized cost by origination year June 30, 2020
FICO Score:	2020	2019	2018	2017	2016	Prior	Total
N/A(1)
LTV <= 70%	$-	$88	$103	$170	$1,262	$30,509	$32,132
70.01-80%	145	-	336	177	135	11,788	12,581
80.01-90%	-	156	-	382	372	7,059	7,969
90.01-100%	-	681	-	128	227	2,043	3,079
100.01-110%	-	-	-	-	-	83	83
LTV>110%	-	-	-	-	-	1,688	1,688
N/A (1)	-	-	-	-	-	1	1

Subtotal FICO N/A	145	925	439	857	1,996	53,171	57,533
<600
LTV <= 70%	-	-	93	133	173	36,135	36,534
70.01-80%	-	79	71	-	-	16,655	16,805
80.01-90%	-	-	182	100	613	9,468	10,363
90.01-100%	-	502	239	565	187	2,571	4,064
100.01-110%	-	-	-	-	-	83	83
LTV>110%	-	-	-	-	-	1,642	1,642
N/A (1)	-	-	-	-	-	4	4

Subtotal <600	-	581	585	798	973	66,558	69,495
600-639
LTV <= 70%	-	256	-	68	247	24,282	24,853
70.01-80%	-	-	-	87	93	13,169	13,349
80.01-90%	-	-	285	65	191	7,063	7,604
90.01-100%	46	142	419	80	159	1,834	2,680
100.01-110%	-	-	-	-	-	604	604
LTV>110%	-	-	-	-	-	2,301	2,301
N/A (1)	-	-	-	-	-	4	4

Subtotal FICO 600-639	46	398	704	300	690	49,257	51,395
640-679
LTV <= 70%	400	108	114	150	814	38,350	39,936
70.01-80%	53	513	93	314	594	28,794	30,361
80.01-90%	80	596	163	181	253	12,089	13,362
90.01-100%	186	337	352	330	-	3,672	4,877
100.01-110%	-	-	-	-	-	554	554
LTV>110%	-	-	-	-	-	1,605	1,605
N/A (1)	-	-	-	-	-	-	-

Subtotal FICO 640-679	719	1,554	722	975	1,661	85,064	90,695
680-719
LTV <= 70%	-	198	455	107	856	66,182	67,798
70.01-80%	-	685	438	261	638	40,397	42,419
80.01-90%	-	440	470	1,302	811	15,752	18,775
90.01-100%	197	703	226	-	238	5,843	7,207
100.01-110%	-	-	-	-	-	3,127	3,127
LTV>110%	-	-	-	-	-	506	506
N/A (1)	-	-	-	-	-	-	-
Subtotal FICO 680-719	197	2,026	1,589	1,670	2,543	131,807	139,832

720-759
LTV <= 70%	195	55	955	581	1,496	80,008	83,290
70.01-80%	95	546	636	705	1,110	47,837	50,929
80.01-90%	72	347	1,371	1,876	1,084	24,498	29,248
90.01-100%	68	1,533	1,700	723	1,602	5,695	11,321
100.01-110%	-	-	-	-	-	642	642
LTV>110%	-	-	-	-	-	2,069	2,069
N/A (1)	-	-	-	-	-	26	26

Subtotal FICO 720-759	430	2,481	4,662	3,885	5,292	160,775	177,525
>=760
LTV <= 70%	-	907	991	982	2,042	127,745	132,667
70.01-80%	-	455	2,099	647	1,313	76,604	81,118
80.01-90%	-	1,199	1,747	1,858	1,956	29,318	36,078
90.01-100%	-	2,171	674	418	1,615	7,673	12,551
100.01-110%	-	-	-	-	-	1,170	1,170
LTV>110%	-	-	-	-	-	1,866	1,866
N/A (1)	-	-	-	-	-	43	43

Subtotal FICO >=760	-	4,732	5,511	3,905	6,926	244,419	265,493
Total	$1,537	$12,697	$14,212	$12,390	$20,081	$791,051	$851,968

(1) Balances in the "N/A" range for LTV or FICO score primarily represent loans serviced by others, in run-off portfolios or for which a current LTV or FICO score is unavailable.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)
	December 31, 2019
	N/A(1)	LTV<=70%	70.01 - 80%	80.01 - 90%	90.01 - 100%	100.01 - 110%	LTV>110%	Total
N/A(1)	$-		$-	$-	$-	$-	$-	$-
<600	-	6,472	10,615	11,850	13,367	372	49	42,725
600-639	-	3,822	6,638	14,938	17,820	147	756	44,121
640-679	-	12,005	18,452	36,139	47,225	477	450	114,748
680-719	-	16,578	27,450	55,325	82,495	951	1,567	184,366
720-759		19,835	31,763	69,577	97,039	1,137	2,356	221,707
>=760		34,579	45,683	87,534	98,266	1,611	3,890	271,563
Grand Total	$-	$93,291	$140,601	$275,363	$356,212	$4,695	$9,068	$879,230

(1) Balances in the "N/A" range for LTV or FICO score primarily represent loans serviced by others, in run-off portfolios or for which a current LTV of FICO score is unavailable.

The following table summarizes the Corporation’s performing and non-performing TDRs at the dates indicated:

	June 30, 2020	December 31, 2019
(in thousands)
Performing	$160,941	$162,601
Nonperforming	5,585	939
	$166,526	$163,540

The Corporation restructures certain loans, principally, through a modification program to accommodate the borrowers payments based on a new loan term structure.The following tables present, by type, quantitative information of modification for those loans modified as a TDR during the six-month period ended June 30, 2020 and June 30, 2019:

	Six-month period ended			Six-month period ended
(dollars in thousands)	June 30, 2020			June 30, 2019
Category	Loan Count	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Loan Count	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Commercial loans:
Commercial real estate	2	$360	$355	13	$1,052	$1,059
Commercial and industrial	1	2,706	2,744	1	8	8
Multifamily	-	-	-	-	-	-
Total commercial loans	3	3,066	3,099	14	1,060	1,067
Residential mortgages	65	8,291	8,288	24	3,004	3,164
Consumer	47	627	609	151	1,732	1,742
Credit cards	-	-	-	-	-	-
	115	$11,984	$11,996	189	$5,796	$5,973

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The following tables present by class, TDRs that were subject to payment default and that had been modified as a TDR during the twelve months preceding the default date. Payment default is defined as a restructured loan becoming 90 days past due after being modified. The recorded investment as of June 30, 2020 and December 31, 2019 is inclusive of all partial paydowns and charge-offs since modification date. Loans modified as a TDR that were fully paid down, charged- off or foreclosed upon by period end are not reported.

(dollars in thousands)	June 30, 2020		December 31, 2019
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
Commercial loans	-	-	1	157
Residential mortgages	2	40	8	248
Consumer	4	80	2	75
	6	$120	11	$480

The allowance for loan losses by portfolio segment as of and for six-month period end June 30, 2020 and 2019, is detailed in the following table. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories. The historic volume of loan deferrals provided to customers impacted by COVID-19 has driven positive trends in delinquencies and severity (charge-offs) in the six-month period ended June 30, 2020, however, the inclusion of key loan characteristicsas inputs to the models (including number of extensions) and management’s evaluation of qualitative factors ensure the allowance is appropriate.

(in thousands)	Six-month period ended June 30, 2020
	Commercial	Mortgage	Consumer	Credit Cards	Total
Allowance for Loan Losses, beginning of period	$34,279	$16,733	$10,109	$6,223	$67,344
Day 1: Adjustment to allowance for adoption of ASU 2016-13	12,014	52,993	13,146	309	78,462
Provision (benefit) for loan losses	12,100	(3,410)	295	3,555	12,540
Charge-offs	(4,692)	(498)	(3,336)	(4,166)	(12,692)
Recoveries	382	317	313	90	1,102
Charge-offs, net of recoveries	(4,310)	(181)	(3,023)	(4,076)	(11,590)
Allowance for Loan Losses, end of period	$54,083	$66,135	$20,527	$6,011	$146,756
Reserve for Unfunded Lending Commitments, beginning of period	$470	$-	$-	$427	$897
Day 1: Adjustment to allowance for adoption of ASU 2016-13	244	-	-	-	244
Provision (Benefit) for losses on unfunded lending commitments	2,477	-	-	(427)	2,050
Reserve for Unfunded Lending Commitments, end of period	3,191	-	-	-	3,191
Expected Credit Loss Reserve, end of period	$57,274	$66,135	$20,527	$6,011	$149,947

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	Six-month period ended June 30, 2019
	Commercial	Mortgage	Consumer	Credit Cards	Total
Allowance for Loan Losses, beginning of period	$51,320	$33,674	$12,957	$13,088	$111,039
Provision (benefit) for loan and lease losses	(294)	453	1,149	4,177	5,485
Charge-offs	(875)	(7,167)	(4,340)	(5,720)	(18,102)
Recoveries	791	933	307	197	2,228
Charge-offs net of recoveries	(84)	(6,234)	(4,033)	(5,523)	(15,874)
Allowance for Loan Losses, end of period	$50,942	$27,893	$10,073	$11,742	$100,650

Reserve for Unfunded Lending Commitments, beginning of period	$579	$-	$413	$-	$992
Provision (Benefit) for losses on unfunded lending commitments	(69)	-	7	-	(62)
Reserve for Unfunded Lending Commitments, end of period	510	-	420	-	930
Expected Credit Loss Reserve, end of period	51,452	27,893	10,493	11,742	101,580

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

6.	Premises and Equipment

The Corporation’s premises and equipment as of June 30, 2020 and December 31, 2019, were as follows:

(in thousands)	Useful Life in Years	2019	2018

Land		$977	$977
Buildings	30	3,140	3,122
Equipment	3–10	26,273	26,409
Leasehold improvements	Various	23,696	24,262
Total premises and equipment		54,086	54,770
Accumulated depreciation and amortization		(41,705)	(40,466)
Premises and equipment – net		$12,381	$14,304

Depreciation and amortization of premises and equipment for the period ended June 30, 2020 and 2019, were approximately $2.2 million and $2.5 million, respectively.

As of June 30, 2020, the Corporation owned four facilities, which consisted of two branches and two parking lots. The Corporation occupies twenty-two leased branch premises while warehouse space is rented in one location, in addition, office spaces are rented at Torre Santander building in Hato Rey, Puerto Rico and at the operational center in Hato Rey, Puerto Rico. The Corporation’s management believes that each of its facilities is well maintained and suitable for its purpose.

7.	Real Estate Held for Sale

The Corporation owns certain real estate properties held for sale, which are carried at the lower of cost or fair value, less estimated selling cost. The Corporation classified real estate properties for the purpose of selling them in the near term. At June 30, 2020 and December 31, 2019, the Corporation’s real estate held for sale was $1.1 million. At June 30, 2020 and December 31, 2019, the Corporation had seven properties, classified as held for sale.

There were no valuation adjustments during the six-month period ended June 30, 2020 and 2019.

In addition, during the first six months of 2019, the Corporation sold three propertIes with a gain of approximately $129,000. There were no sales during the six months ended 2020.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

8.	Mortgage Servicing Rights

The Corporation has mortgage servicing rights as of June 30, 2020 and December 31, 2019, as follows:

(in thousands)	June 30, 2020	December 31, 2019

Gross balances at the beginning of the year	$27,895	$27,752
Additions	54	143
Gross balances at the end of the period	27,949	27,895
Accumulated amortization balances at the beginning of the year	(26,068)	(25,291)
Additions	(325)	(777)
Accumulated amortization balances at the end the period	(26,393)	(26,068)
Balances at end of the period	$1,557	$1,828

MSRs arise from the right to service mortgages sold and have an estimated useful life of eight years. Amortization of the asset for the first half of 2020 and 2019 were approximately $325,000 and $417,000, respectively.

The estimated amortization expense of this asset for each of the next five years and thereafter as of June 30, 2020, is as follows:

(in thousands)	Amount

2020	$280
2021	456
2022	329
2023	237
2024	147
Thereafter	108
$1,557

9.	Foreclosed Real Estate

The Corporation acquires real estate through foreclosure proceedings or borrower conveys to the Corporation to fully or partially satisfy a debt previously contracted. Legal fees and other direct  cost related to a foreclosure are expensed as incurred. The Corporation has $129,000 of outstanding balance of foreclosed real estate as of June 30, 2020. The Corporation sold the outstanding balance at December 31, 2019 amounting to $30.1 million at fair value to an affiliate (which approximated book value) in connection with the stock purchases agreement described in the Note 1. The Corporation has not had any continuing involvement in the sold assets, nor any rights to the future cash flows of the OREO. The activity of OREO for the six months ended June 30, 2020 and year ended December 31, 2019 is as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	June 30, 2020	December 31, 2019

Balances at beginning of the year	$-	$54,035
Additions	129	16,651
Sales	-	(61,952)
Valuation adjustments	-	(8,734)
Balances at the end of the period	$129	$-

After the acquisition and thereafter on an annual basis, each OREO is appraised or evaluated to provide an estimate of the property’s fair market value. The Corporation recognized $1.3 million for the six-month period ended June 30, 2019 of valuation adjustments in the results of operations.

10.	Other Assets

Other assets as of June 30, 2020 and December 31, 2019, consist of the following:

(in thousands)	June 30, 2020	December 31, 2019

Deferred tax assets – net (Note 16)	$80,245	$56,975
Operating leases - Right of use assets	49,268	52,551
Accounts receivable – net	5,153	7,944
Software – net	3,965	4,364
Prepaid expenses	8,960	10,324
Derivative assets (Note 19)	1,830	1,392
Other	1,854	1,594
	$151,275	$135,144

Amortization of software assets for the six-month period ended June 30, 2020 and 2019, was approximately $752,000 and $955,000, respectively.

Operating Leases – Right of use assets

The Corporation has operating leases for real estate and non-real estate assets. Real estate leases relate to office space and retail branches. Operating leases, other than real estate, include automated teller machines ("ATMs"), vehicles and certain equipment leases.

Leases with an initial term of 12 months or less are excluded from the operating leases assets. The Corporation recognizes lease expense for these leases on a straight-line basis over the lease term. Some lease payments may vary based on the changes in the consumer price index. The Corporation generally uses the contractual lease terms to allocate lease and non-lease components. Real estate leases may include one or more options to renew, with renewal terms that can extend the lease term from one to five years or more at the Corporation’s sole discretion. The Corporation includes a renewal option period in the lease term if it is reasonably certain that it will exercise such option. The Corporation uses the Federal Home Loan Bank facility rate for purposes of discounting lease payments since this is the only borrowing capacity that the Corporation has and there were no borrowings outstanding as of June 30, 2020 and December 31, 2019. The amortization term of assets and leasehold improvements is limited by the expected lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and lease liabilities are recognized based on the present value of lease payments over the lease term, using incremental borrowing rates.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

At June 30, 2020 and December 31, 2019, operating lease ROU assets were $49.3 million and $52.6 million and operating lease liabilities were $47.6 milllion and $51.7 million, presented as part of the other assets and other liabilities financial statements line items, in the condensed consolidated balance sheet, respectively. The operating lease expenses were $3.0 million and sublease income was $92,000 for the six-month period ended June 30, 2020 and sublease income was $426,000 for the six-month period ended June 30, 2019. The maturities of the lease liabilities as of June 30, 2020 are as follows:

(in thousands)

Maturity of lease liabilities at June 30, 2020	Amount
2020	$45
2021	215
2022	400
2023	2,713
2024	3,835
Thereafter	50,684
Total undiscounted cash flows	57,892
Less: Interest	(10,285)
Present value of lease liabilities	$47,607

The operating cash flows for operating leases amounted to $3.8 million and $4.4 million for the six- month period ended June 30, 2020 and 2019, respectively. The weighted average discount rate and weighted average remaining lease term of the operating leases is approximately 3.5% and 10 years as of June 30, 2020, respectively and approximately 3.5% and 10.3 years as of December 31, 2019, respectively.

11.	Deposits

As of June 30, 2020 and December 31, 2019, interest-bearing deposits, including time deposits, amounted to $3.5 billion and $3.8 billion, respectively. As of June 30, 2020, and December 31, 2019, time deposits amounted to approximately $319 million and $376 million, respectively, of which approximately $129 million and $153 million, respectively, mature after one year.

The detail of deposits as of June 30, 2020 and December 31, 2019, were as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

	June 30, 2020	December 31, 2019
(in thousands)	Carrying Amount	Carrying Amount

Noninterest-bearing	$1,153,877	$854,948
Interest-bearing
Savings and demand	1,339,187	1,212,350
NOW and other	1,884,236	2,241,517
Total savings and demand deposits	3,223,423	3,453,867
Certificates of deposit
Under $100,000	56,849	59,743
$100,000 and over	261,952	316,608
Total certificates of deposit	318,801	376,351
	$4,696,101	$4,685,166

The aggregate amount of overdraft in the deposit accounts that were reclassified to loans amounted to $145,000 and $969,000 as of June 30, 2020 and December 31, 2019, respectively.

Total deposits collateralized by investment securities and loans amounted to $1.2 billion and $1.9 billion as of June 30, 2020 and December 31, 2019, respectively.

Maturities of time deposits for the next five years and thereafter as of June 30, 2020, are as follows:

(in thousands)	Amount

2020	$123,686
2021	107,851
2022	44,843
2023	23,713
2024	12,160
Thereafter	6,548
$318,801

12.	FHLB Advances

As of June 30, 2020 and December 31, 2019, no advances from FHLB are outstanding. The Corporation had $786 million and $797 million in loans pledged as collateral for FHLB advances as of June 30, 2020 and December 31, 2019, respectively.

FHLB advances amounted to $3 million at 0.33% with a maturity of one week during 2020 and $300 million at 2.66% with a maturity of one week during 2019. The Corporation maintained a borrowing capacity of $541 million and $648 million as of June 30, 2020 and December 31, 2019, respectively.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

13.	Reserve Fund

The Banking Law of Puerto Rico requires that a reserve fund be created and that annual transfers of at least 10% of the Corporation’s annual net income be made, until such fund equals 100% of total paid-in capital, on common and preferred stock. Such transfers restrict the retained earnings, which would otherwise be available for dividends. As of June 30, 2020 and December 31, 2019, the reserve fund amounted to approximately $182 million.

14.	Preferred and Common Stock Transactions

There were no noncumulative preferred stock issued and outstanding as of June 30, 2020 and December 31, 2019.

The Corporation did not declare cash dividends on common stock during the six-months period ended June 30, 2020 and 2019.

15.	Other Comprehensive (Loss) Income

The components of other comprehensive income (loss) and the related tax effects were:

(in thousands)	June 30, 2020	June 30, 2019

Unrealized holding income on investment securities available for sale – before tax	$14,815	$6,941
Tax effect	(5,126)	(1,852)
Total other comprehensive income – net of tax	$9,689	$5,089

16.	Income Taxes

The Corporation is subject to Puerto Rico regular tax or the alternative minimum tax (“AMT”), whichever is higher. The maximum statutory regular corporate tax rate that the Corporation is subject to under the Puerto Rico tax code is 37.5%. The Corporation is also subject to federal income tax on its U.S. source income related to investment in FHLB stock. The effective tax rate is lower than the statutory rate primarily because interest on certain tax on certain debt securities is exempt from Puerto Rico income taxes. Non-taxable income is comprised of interest income from US Treasuries securities and amounted to $12.6 million and $13.4 million for the six month period ended June 30, 2020 and 2019, respectively, and interest income from municipal and public agency loans which amounted to $7.1 million and $8.0 million for the six month period ended June 30, 2020 and 2019, respectively.

Under the Puerto Rico Income Tax Law, the Corporation and its subsidiaries are treated as separate taxable entities and are not entitled to file consolidated tax returns.

The Corporation measures deferred tax assets and liabilities using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability are expected to be settled or realized.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The components of the income tax expense for the six-month period ended ended June 30, 2020 and June 30, 2019, were as follows :

(in thousands)	June 30, 2020	June 30, 2019

Current tax provision	$1,360	$4,074
Deferred tax provision	1,119	6,230
Income tax expense	$2,479	$10,304

The income taxes expense does not bear a direct relationship to income before income taxes by applying the statutory tax rate in Puerto Rico mainly due to exempt interest income and related interest expense disallowance. The difference between the income tax expense and the computed using the staturory rate is due to the following:

(in thousands)	June 30, 2020		June 30, 2019
	Amount	Rate	Amount	Rate

Income tax at statutory rate	$7,962	37.5%	$18,952	37.5%
Benefits of net tax exempt imcome	(5,383)	-25.4%	(6,513)	-12.9%
Net operating loss	(378)	-1.8%	(674)	-1.3%
Uncertain income tax positions	36	0.2%	84	0.2%
Other	242	1.1%	(1,545)	-3.1%
Income tax expense	$2,479	11.6%	$10,304	20.4%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These are presented within the other assets financial statement line item in the condensed consolidated balance sheets. Significant components of the Corporation’s deferred tax assets and liabilities as of June 30, 2020 and December 31, 2019, were as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	June 30, 2020	December 31, 2019

Deferred tax assets Allowance for loan losses	$58,892	$29,049
Valuation of mortgage loans	1,051	1,073
Postretirement and pension benefits	13,562	13,562
Reserve for insurance cancellations	156	203
Alternative minimum tax	7,484	7,623
Net operating losses	577	15,188
Tax credits	3,631	4,631
Capital losses	21,915	21,780
Intangible assets	-	34,970
Right of use lease liability	17,648	19,033
Other	3,660	2,994
	128,576	150,106
Deferred tax liabilities Net deferred loan origination costs	553	397
Right of use lease liability	18,476	19,569
Valuation of investment available for sale	5,935	784
Mortgage servicing rights and other	691	808
	25,655	21,558
Valuation allowance	(22,676)	(71,573)
Deferred tax assets – net	$80,245	$56,975

In assessing the realization of deferred tax assets, the Corporation considers whether it is more likely than not that some portion or of all the deferred tax assets will not be realized. The Corporation considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Corporation uses all available evidence, both positive and negative, to assess future profitability and determine if a tax valuation allowance is needed at the end of each accounting period. Since there is more positive evidence, the Corporation concluded that it is more likely than not that the Corporation will realize the benefits of the deferred assets and concluded that the valuation allowance is only necessary for the capital loss recognized on the sale of a subsidiary and sale of investment securities. At June 30, 2020  and December 31, 2019, the Corporation had a valuation allowances of $22.7 million and $71.5 million, respectively, mainly related to the deferred tax assets of capital loss realized on the transfer of SSLLC for tax purposes amounting to $21.8 million and $767,000 associated to capital loss on the sale of mortgage backed securities. At December 31, 2019, there was additional valuation allowance which amounted to $49 million associated with an intangible asset and net operating loss of SAM, nonetheless, effective June 1, 2020, the Corporation sold its wholly owned interest in SAM to an affiliate.

The Corporation may only deduct capital loss against capital gains limited 90% for taxable years beginning January 1, 2019 of net capital gain. Based on the remote probability of a recognition of a capital gain, the Corporation decided to recognize a valuation allowance by the same amount of the aforementioned losses.

The Corporation accounts for uncertain tax positions under the provisions of FASB ASC Topic 740. A reconciliation of beginning and ending amount of the accrual for uncertain income tax positions, including interest an penalities, for the periods ended were as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	June 30, 2020	June 30, 2019
Balances at beginning of the period	$3,178	$5,420
Gross increase for tax positions of prior year	121	233
Gross decrease for tax positions of prior year	(98)	-
Gross increase for tax positions of current year	1,017	151
Balances at the end of the period	$4,218	$5,804

The Corporation’s policy is to report interest and penalties related to unrecognized tax benefits in income tax expense. For the six-month period ended June 30, 2020 and 2019, the Corporation recognized an expense of $116,000 and $198,000 of interest and penalties, respectively, for uncertain tax positions. As of June 30, 2020 and December 31, 2019, the related accrued interest and penalties amounted to approximately $1.2 million and $1.1 million, respectively. As of June  30, 2020 and December 31, 2019, the Corporation had $4.1 million and $3.8 million of unrecognized tax benefits which, if recognized, would decrease the effective income tax rate in future periods.

The amount of unrecognized tax benefits may increase or decrease in the future for various reasons, including adding amounts for current tax year positions, expiration of open income tax returns due to the statute of limitations, changes in management’s judgment about the level of uncertainty, status of examinations, litigation and legislative activity, and the addition or elimination of uncertain tax positions. As of June 30, 2020, the taxable years 2015 and thereafter remain subject to examination by the Puerto Rico tax authorities and taxable years 2016 and thereafter remain subject to examination by the federal jurisdiction. The amount of net operating loss carryforwards deferred tax assets amounted to $577,000 and will expire during 2024.

17.	Contingencies and Commitments

The nature of the Corporation’s business will ordinarily result in a certain number of claims, litigation, and legal and administrative cases and proceedings. When the Corporation determines that it has suitable defenses to the claims asserted, it will vigorously defend itself. Settlement will be considered when, in management’s judgment, is in the best interest of the Corporation. For matters where it is probable that the Corporation will incur a material loss and the amount can be reasonably estimated, the Corporation will establish an accrual for the loss, adjusted, as appropriate, to reflect any relevant developments. For matters where a material loss is not probable, or the amount of the loss cannot be reasonably estimated, no accrual is established.

While the outcome of the legal proceedings is inherently uncertain, based on information available and advise of legal counsel, management believes that the amounts already accrued is adequate, and any incremental liability arising from legal preceding will not have a material adverse effect on the financial position, results of operations or cash flows of the Corporation.

Below is a description of the Corporation’s significant legal proceedings:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

In September 2016, a shareholder derivative action and class action complaint was filed in the Court of First Instance of the Commonwealth of Puerto Rico (now moved to the Federal District Court of the District in Puerto Rico) against Banco Santander S.A., Santander BanCorp, Banco Santander Puerto Rico, Santander Securities LLC, Santander Asset Management and several directors, alleging breaches of fiduciary duty, breach of contract, and breaches of the duty of good faith. This class action complaint was dismissed during the year 2018. In November 2017, a second class action was filed asserting federal securities and common law claims and allegation similar to the first class action. In March 2019, plaintiffs filed a third amended complaint, designated as an operative complaint. In September 2019, the defendants filed a new motion to dismiss.

In December 2016, a legal complaint was filed against Banco Santander Puerto Rico alleging violations to the Civil Right Act, Fair Housing Act, Equal Credit Opportunity Act and others.

In June 2017, a class action was filed against Banco Santander Puerto Rico and other co- defendants, alleging breaches of fiduciary duty, breach of contract, and breaches of the duty of good faith over collateral assigned to certain credits extended. A second class action related to mortgage products against Banco Santander Puerto Rico and Santander Financial Services was filed in January 2018 asserting a violation of certain federal regulations covering extensions of credits.

In January 2018, a class action was filed against Banco Santander Puerto Rico and Santander Insurance asserting that an insurance hazard policy was not offered and this purported failure was in violation of the alleged duty of the PR insurance code and regulations. This class action complaint was dismissed during the year 2019.

In March 2018, a legal complaint was filed against Banco Santander Puerto Rico and other defendants asserting a violation of certain federal regulations covering extensions of credits.

While these actions are at an early stage of litigation and the outcomes are currently not determinable, management, based on the advice of the legal counsel, does not expect that the ultimate outcomes of these matters will have a material adverse effect on the Corporation’s condensed consolidated financial position, result of operations or cash flows.

The minimum unexpired commitments other than leases as of June 30, 2020, are as follows:

(in thousands)	Other Commitments*
Year
2020	$9,969
2021	72
2022	35
2023	13
2024	-
Thereafter	-
$10,089

* Includes technology support agreements.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

18.	Related-Party Transactions

The Corporation engages in transactions with affiliated companies. As of June 30, 2020 and December 31, 2019, the Corporation had the following balances and/or transactions with related parties:

(in thousands)	June 30, 2020	December 31, 2019

Balance Sheet
Deposits from related parties	$64,985	$69,834
Interest-bearing deposits with affiliates	1,295	1,505
Loans to directors, officers, and their related parties	607	688
Non-performing assets sold to an affiliate, net	-	144,622
Extension of credit to third parties for the acquisition of properties owned by an affiliate	55,155	55,648

Statements of Income	June 30, 2020	June 30, 2019
Technical assistance income for services rendered	928	1,036
Operating expenses for EDP services received	5,460	5,196
Fees paid for procurement services	244	222
Rental income	45	61
Interest expense to affiliates	59	133

The Corporation extends credit to third parties for the acquisition of properties owned by an affiliate or other real estate owned of affiliate, which for purposes of the federal regulators are considered to be covered transactions and subject to certain limits. As a result of various transactions entered into between the Corporation and Santander Financial Services, Inc. (“SFS”), and with the purpose of complying with the required covered transaction limits, the Corporation required SFS to pledge a certificate of deposit with balance of approximately $21 million and $29 million as of June 30, 2020 and December 31, 2019, respectively.

19.	Derivative Financial Instruments

The Corporation’s principal objective in holding interest rate swap agreements is the management of interest rate risk and changes in the fair value of assets and liabilities. The following  summarizes the derivatives used by the Corporation in managing interest rate and fair values exposures:

Interest Rate Swaps
An interest rate swap is an agreement between two entities to exchange cash flows in the future. The agreement sets the dates on which the cash flows will be paid and the manner in which the cash flows will be calculated. It involves the promise by one party to pay cash flows equivalent to the interest on a notional principal amount at a predetermined fixed rate for a given period of time. In return for this promise, this party receives cash flows equivalent to the interest on the same notional principal amount at a variable rate index for the same period of time. The variable interest rate received by the Corporation is based on LIBOR.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Interest Rate Caps and Floors
 In a cap agreement, a cash flow is generated if the price or rate of an underlying variable rises above a certain threshold (or “cap”) price. In a floor agreement, a cash flow is generated if the  price or rate of an underlying variable falls below a certain threshold (or “floor”) price.

Loan Commitments
 Commitment to a borrower by a lending institution that it will loan a specific amount at a certain rate.

The Corporation’s derivative instruments outstanding as of June 30, 2020 and 2019, are as follows:

	Notional Value	Fair Value	Gain (loss) for the Period Ended June 30, 2020
(in thousands)
Derivatives
Interest rate caps	$-	$-	$-
Customer interest rate caps	-	-	-
Customer interest rate swaps	8,747	1,779	405
Interest rate swaps offsetting position of	-
customer swaps	8,747	(1,838)	(479)
Loan commitments	1,033	51	33
			$(41)

(in thousands)	Notional Value	Fair Value	Gain (loss) for the Period Ended June 30, 2019
Derivatives
Interest rate caps	$16,543	$7	$(83)
Customer interest rate caps	(16,543)	(7)	83
Customer interest rate swaps	10,371	1,078	(66)
Interest rate swaps offsetting position of customer swaps	- 10,371	(1,048)	86
Loan commitments	-	-	(4)
			$16

The Corporation enters into certain derivative transactions to provide derivative products to customers, which includes interest rate caps, collars, and swaps, and simultaneously covers the Corporation’s position with related and unrelated third parties under substantially the same terms and conditions. These derivatives are not linked to specific assets and liabilities in the condensed consolidated balance sheets or to forecasted transactions in an accounting hedge relationship, and therefore, do not qualify for hedge accounting. These derivatives are carried at fair value with changes in fair value recorded as part of other income in the condensed consolidated statements of income. The Corporation recognized a net loss of $74,000 on these transactions for the six- month period ended June 30, 2020 and net gain of $20,000 for the six-month period ended June 30, 2019.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The Corporation enters into loan commitments with customers to extend mortgage loans at a specified rate. These loan commitments are written options and are measured at fair value pursuant to FASB ASC Topic 820 and FASB ASC Topic 815, Derivatives and Hedging. As of June 30, 2020 the Corporation had loan commitments outstanding of approximately $1,033,0000 with a fair value of $51,000. The Corporation recognized a net gain of $33,000 for the six-month period ended June 30, 2020. There were no commmitments outstanding as of June 30, 2019.

The Corporation is exposed to certain risks relating to its ongoing business operations. The  primary risk managed by using derivative instruments is the interest rate and credit risk. The fair value of derivative instruments in the condensed consolidated balance sheets as of June 30, 2020 and December 31, 2019, is as follows:

(in thousands)	Balance Sheet Location	Fair Value of Derivatives
		June 30, 2020	December 31, 2019
Derivatives not designated as hedging instruments
under FASB ASC Topic 815
Interest rate swaps	Other assets	$1,779	$1,374
Interest rate caps	Other assets	-	-
Loan commitments	Other assets	51	18
		$1,830	$1,392

	Balance Sheet Location	Fair Value of Derivatives
(in thousands)		June 30, 2020	December 31, 2019
Derivatives not designated as hedging instruments
under FASB ASC Topic 815
Interest rate swaps	Other liabilities	$1,838	$1,359
Interest rate caps	Other liabilities	-	-
Loan commitments		$1,838	$1,359

Contingent Features
Certain of the Corporation’s derivative instruments contain provisions that require the Corporation’s debt to maintain an investment grade credit rating from each of the major credit rating agencies. If the Corporation’s debt were to fall below investment grade, it would be a violation of these provisions and the counterparties to the derivative instruments could demand immediate payment or immediate and ongoing full overnight collateralization on derivative instruments in net liability positions. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of June 30, 2020 and December 31, 2019 was $1.6 million and $1.2 million, respectively. A cash collateral of $226,000 was required pledged as of June 30, 2020 and December 31, 2019.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

20.	Offsetting of Financial Assets and Liabilities

The Corporation may enter into master agreements with counterparties that allow for netting of exposures in the event of default related to derivatives transactions. As of June 30, 2020 and December 31, 2019, there were no existing master agreements. The following table presents information about the offsetting of derivatives assets and liabilities as of June 30, 2020 and December 31, 2019:

June 30, 2020
Gross Amounts of Recognized Assets	Gross Amounts offset in the Statement of Financial position	Net Amount of Assets Presented in the Statement of Financial Position	Gross Amounts Not Offset in the Statement of Financial position

			Financial Instruments	Cash Collateral	Net Amount
(in thousands)
Derivatives assets	$1,830	$-	$1,830	$-	$2,820	$(990)
Derivatives liabilities	$1,838	$-	$1,838	$-	$226	$1,612

December 31, 2020
(in thousands)	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Net Amount of Assets Presented in the Statement of Financial Position	Gross Amounts Not Offset in the Statement of Financial position

				Financial Instruments	Cash Collateral	Net Amount

Derivatives assets	$1,392	$-	$1,392	$-	$1,290	$102
Derivatives liabilities	$1,359	$-	$1,359	$-	$226	$1,133

21.	Financial Instruments With Off-Balance Sheet Risk

In the normal course of business, the Corporation is a party to transactions of financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments may include commitments to extend credit; standby letters of credit, financial guarantees, and interest rate caps, swaps, and floors written. Those instruments involve,  to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the condensed consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in the different classes of financial instruments.

FASB ASC Topic 460, Guarantees, establishes accounting and disclosure requirements for guarantees, requiring that a guarantor recognize, at the inception of a guarantee, a liability in an amount equal to the fair value of  the  obligation  undertaken  in  issuing  the guarantee.  FASB ASC Topic 460 defines a guarantee as a contract that contingently requires the guarantor to pay a guaranteed party based upon: (i) changes in an underlying asset, liability, or equity security of the guaranteed party or (ii) a third party’s failure to perform under a specified agreement. The Corporation considers the following off-balance sheet lending-related arrangements to be guarantees under FASB ASC Topic 460: standby letters of credit and commitments to extend credit.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The fair value at inception of the obligation undertaken when issuing the guarantees and commitments that qualify under FASB ASC Topic 460 approximates the unamortized fees received from the customers. The fair value of the liability recorded at inception is amortized into income as lending and deposit-related fees over the life of the guarantee contract.

The Corporation’s exposure to credit loss, in the event of nonperformance by the counterparties to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written, is represented by the contractual notional amounts of those instruments.

The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Standby letters of credit and other commitments to extend credit are subject to the Corporation’s internal risk rating systems. The contract amount of financial instruments with off-balance sheet risk, whose amounts represent credit risk as of June 30, 2020 and December 31, 2019, were as follows:

(in thousands)	June 30, 2020	December 31, 2019
	$1,019	$4,919
Standby letters of credit and financial guarantees written
Commitments to extend credit – approved loans not yet disbursed and unused lines of credit	$594,715	$584,730

The Corporation issues financial standby letters of credit to guarantee the performance of its customers to third parties. If the customer fails to meet its financial performance obligation to the third party, then the Corporation would be obligated to make the payment to the guaranteed party. As of June 30, 2020 and December 31, 2019, the Corporation’s liabilities include $21,000 and $35,000, respectively, which represent the fair value of the obligations undertaken in issuing the guarantees under the standby letters of credit issued or modified. The fair value approximates the unamortized fees received from the customers for issuing the standby letters of credit. The fees  are deferred and recognized on a straight-line basis over the commitment period. Standby letters  of credit outstanding as of June 30, 2020, had terms ranging from four months to two year. The contract amounts of the standby letters of credit of approximately $1 million and $4.9 millon as of June 30, 2020 and December 31, 2019, respectively, represent the maximum potential amount of future payments the Corporation could be required to make under the guarantees in the event of nonperformance by all its customers. These standby letters of credit typically expire without being drawn upon. Since the letters of credit are subject to credit risk, Management accounted the expected credit losses in accordance with ASC 326. Prior to the adoption of ASC 326, the credit losses related to these instruments were accounted for in accordance with ASC 450. Management does not anticipate any material losses related to these guarantees.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property,  plant and equipment, income-producing commercial properties, and real estate. The Corporation holds collateral as guarantee for most of these financial instruments. The Corporation’s commitment to extend credit, approved loans not yet disbursed, and unused lines of credit amounted to approximately $595 million and $585 million as of June 30, 2020 and December 31, 2019. Since the this instruments are subject to credit risk, Management accounted the expected credit losses in accordance with ASC 326. Prior to the adoption of ASC 326, the credit losses related to these instruments were accounted for in accordance with ASC 450. The credit risk associated with letters of credit is monitored using the same risk rating system utilized within the loan and financing lease portfolio. As of June 30, 2020 and December 31, 2019, the liability related to unfunded lending commitments amounted to $2.7 million and $898,000, respectively.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

22.	Fair Value of Financial Instruments

The Corporation follows FASB ASC Topic 820, which provides a framework for measuring fair value. Additionally, FASB ASC Topic 820 amended ASC Topic 825, and, as such, the Corporation follows ASC Topic 820 in the determination of ASC Topic 825 fair value disclosure amounts. The Corporation follows FASB ASC Topic 825, which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis.

Fair Value Hierarchy
FASB ASC Topic 820 defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB  ASC Topic 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; and model-based valuation technologies for which all significant assumptions are observable in the market.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Recurring Measurements
For each of these hierarchy levels, the Corporation’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2020 and December 31, 2019, are as follows:

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

	June 30, 2020
(in thousands)	Level 1	Level 2	Level 3	Total

Assets
Investment securities available for sale
U.S. Treasury Bills	$-	$836,117	-	$836,117
Mortgage-backed securities – GNMA	-	335,581	-	$335,581
Total investment securities available for sale	-	1,171,698	-	1,171,698
Derivative assets
Interest rate swaps	-	1,779	-	1,779
Loan commitments	-	-	51	51
Total derivatives assets	-	1,779	51	1,830
Total assets reported at fair value	$-	$1,173,477	$51	$1,173,528
Liabilities – derivative liabilities	-
Interest rate swaps	$-	$1,838	$-	$1,838
Total liabilities reported at fair value	$-	$1,838	$-	$1,838

	December 31, 2019
(in thousands)	Level 1	Level 2	Level 3	Total

Assets
Investment securities available for sale
U.S. Treasury Bills	$-	$1,802,241	-	$1,802,241
Mortgage-backed securities – GNMA		389,496	-	$389,496
Total investment securities available for sale	-	2,191,737	-	2,191,737
Derivative assets
Interest rate swaps	-	1,374	-	1,374
Loan commitments	-	-	18	18
Total derivatives assets	-	1,374	18	1,392
Total assets reported at fair value	$-	$2,193,111	$18	$2,193,129
Liabilities – derivative liabilities	-
Interest rate swaps	-	1,359	-	$1,359
Total liabilities reported at fair value	$-	$1,359	$-	$1,359

The reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the period from January 1, 2020 to June 30, 2020 and January 1, 2019 to December 31, 2019, is as follows:

(in thousands)	Balance January 1, 2020	Net Realized/Unrealized Loss Included in		Transfer in and/or out of Level 3	Purchases, Insurances, and Settlements	Balance June 30, 2020	Unrealized Gain Still Held
		Earnings	Other Comprehensive income

Derivatives – net	$18	$33	$-	$-	$-	$51	$33

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

(in thousands)	Balance January 1, 2019	Net Realized/Unrealized Loss Included in		Transfer in and/or out of Level 3	Purchases, Insurances, and Settlements	Balance December 31, 2019	Unrealized Gain Still Held
		Earnings	Other Comprehensive income

Derivatives – net	$4	$14	$-	$-	$-	$18	$14

Nonrecurring Measurements for Assets
The fair value information included in the following tables is not as of period end, but as of the date that the fair value measurement was recorded during 2020 and 2019, and excludes nonrecurring fair value measurements of assets no longer outstanding as of the reporting date.

	Carrying Value at June 30, 2020 Using
(in thousands)	Carrying Value at June 30, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)		Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Change in Valuation Allowance at June 30, 2020
Loans – net (1)	$92,230		$-	$-	$92,230	$7,722
Foreclosed real estate (2)	129			-	129	-
	$92,359	$		$-	$92,359	$7,722

(1)
Amount represented loans measured for impairment during the period based on the fair value of the collateral which is derived from appraisals that take into consideration price in the observed transactions involving similar assets expedient in FASB ASC Topic 310-10-35. Cost to sell are excluded from the reported fair value amount.

(2)	Amount represented real estate owned properties measured for impairment during the period based on the fair value of the collateral.

	Carrying Value at December 31, 2019 Using
(in thousands)	Carrying Value at December 31, 2019	Quoted Prices in Active Markets for Identical Assets (Level 1)		Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Change in Valuation Allowance at December 31, 2019
Loans – net (1)	$75,577		$-	$-	$75,577	$1,646
Foreclosed real estate (2)	-			-	-	8,734
	$75,577	$		$-	$75,577	$10,380

(1)
Amount represented loans measured for impairment during the period based on the fair value of the collateral which is derived from appraisals that take into consideration price in the observed transactions involving similar assets expedient in FASB ASC Topic 310-10-35. Cost to sell are excluded from the reported fair value amount.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The following table includes quantitative information about significant unobservable inputs used to derive the fair value of Level 3 instruments, excluding those instruments for which the unobservable inputs were not developed by the Corporation such as prices of prior transactions and/or unadjusted third-party pricing sources:

(dollars in thousands)
June 30, 2020
Financial Instrument	Fair Value Level 3	Valuation Technique	Unobservable Inputs	Period	Weighted Average Rate	Prepayment Rate

Loan commitments	$51	Proxies from Bloomberg	Term, yields, prepayment rate	15 years 30 years	2.87 3.53%	354 months 353 months

Loans — net	92,230	Market Comparable Properties	Haircut applied to external appraisals	N/A	20% to 30%	N/A

Foreclosed real estate	129	Market Comparable Properties	Haircut applied to external appraisals	N/A	20% to 30%	N/A

Mortgage servicing rights	7,318	Discounted cash flows	Term, yields, prepayment rate	15 years 30 years	3.59 4.80%	5.2 years 6.2 years

(dollars in thousands)
December 31, 2019
Financial Instrument	Fair Value Level 3	Valuation Technique	Unobservable Inputs	Period	Weighted Average Rate	Prepayment Rate

Loan commitments	$18	Proxies from Bloomberg	Term, yields, prepayment rate	15 years 30 years	4.18 5.73%	227 months 321 months

Loans — net	75,577	Market Comparable Properties	Haircut applied to external appraisals	N/A	20% to 30%	N/A

Mortgage servicing right	8,197	Discounted cash flows	Term, yields, prepayment rate	15 years 30 years	3.61 4.82%	4.6 years 6.1 years

There were no changes in the inputs or methodologies used to determine fair value as of June 30, 2020 and December 31, 2019.

FASB ASC Topic 825 Disclosures About Fair Value of Financial Instruments — The fair value estimates are made at a discrete point in time based on relevant market information about the financial instruments. Because no market exists for a significant portion of the Corporation’s financial instruments, fair value estimates are based on judgments regarding risk characteristics of various financial instruments, current economic conditions, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

Determination of Fair Value
The following is a description of the valuation methodologies used for instruments recorded at fair value and for estimating fair value for financial instruments not recorded, but disclosed at fair value. The estimated fair value was calculated using certain facts and assumptions, which vary depending on the specific financial instrument.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Short-Term Financial Instruments
Short-term financial instruments, including cash and cash equivalents, accrued interest receivable and payable, and certain other assets and liabilities, are carried at historical cost. The carrying amount is a reasonable estimate of fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturities or have short- term maturities and carry interest rates that approximate fair value.

Investment Securities Available for Sale
Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques, such as discounted cash flow methodologies, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions. Fair value  techniques by classification of securities types are as follows:

a.
U.S. Treasury Bills/Notes — The Corporation values its U.S. Treasuries utilizing observable unadjusted market quotes. The Corporation obtains vendor trading platform data (actual prices) from a number of live data sources, including interdealer brokers. For those investments not  valued by pricing vendors, other trusted market sources are utilized. U.S. Treasury bills are classified as Level 2.

b.
Mortgage-Backed Securities — These securities are priced using observable market inputs (To Be Announced transactions (TBA) prices, monthly pre-payment information, and treasury spot rates) based on the characteristics of the bond. TBA prices indicate where the mortgage market is currently trading. Using these prices, the process derives option-adjusted spreads (OAS) for pass-through mortgage-backed securities across various weighted average maturities and Monte Carlo simulation process. This process derives a price based on the prepayments modeled over the range of interest rate paths sampled, discounted at  the treasury spot rates plus TBA-based OAS. Mortgage-backed  securities  are  classified  as  Level 2.

Other Investment Securities
FHLB stocks are recorded under the cost method of accounting. There are restrictions on the sale of FHLB stocks; however, they are redeemable at par. The carrying amount is a reasonable estimate of fair value.

Loans Held for Sale
Loans held for sale are carried at the lower of cost or market. Fair values for loans held for sale  are based on observable inputs, such as observable market prices, credit spreads, and interest rate yield curves, when available. In instances when significant valuation assumptions are not readily observable in the market, instruments are valued based on the best available data in order to approximate fair value. This data may be internally developed and considers types of loans, conformity of loans, delinquency statistics, and risk premiums that a market participant would require, and accordingly, are classified as Level 3 in a nonrecurring fair value measurement.

Loans Held For Investment
Loans are not recorded at fair value on a recurring basis. As such, valuation techniques discussed herein for loans are primarily for estimating fair value for disclosure purposes. However, any allowance for collateral dependent loans is measured based on the fair value of the underlying collateral and its estimated disposition costs. The fair value of collateral is determined by external appraisers adjusted by an estimated disposition cost, and accordingly, classified as Level 3 inputs for impaired loans in a nonrecurring fair value measurement.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The fair value for disclosure purposes is estimated for portfolios of loans held for investment with similar financial characteristics, such as loan category, pricing features, and remaining maturity. Loans are segregated by type, such as commercial, consumer, mortgage, and credit cards. Each loan category is further segmented based on similar market and credit risk characteristics. The fair value is calculated by discounting the contractual cash flows using discount rates that reflect the current pricing for loans with similar characteristics and remaining maturity. Fair values consider the credit risk of the counterparties.

Foreclosed Real Estate
Each OREO is appraised or evaluated at acquisition, and annually thereafter, to provide an estimate of the property’s fair value. The fair value is substantiated by a current appraisal or evaluation prepared by an independent, qualified appraiser, accordingly, classified as Level 3 inputs in a nonrecurring fair value measurement.

Mortgage Servicing Rights
MSRs do not trade in an active market with readily observable prices. MSRs are priced internally using a discounted cash flow model. The discounted cash flow model incorporates assumptions that market participants would use in estimating future net servicing income, including portfolio characteristics, prepayments assumptions, discount rates, delinquency and foreclosure rates, late charges, other ancillary revenues, cost to service and other economic factors. Prepayment speeds are adjusted for the Corporation’s loan characteristics and portfolio behavior. Due to the unobservable nature of certain valuation inputs, the MSRs are classified as Level 3.  Refer to   Note 1 for the disclosure of the fair market value.

Derivatives
The determination of the fair value of many derivatives is mainly derived from inputs that are observable in the market place. Such inputs include yield curves, publicly available volatilities, floating indexes, foreign exchange prices, and accordingly, are classified as Level 2 inputs.

Level 3 derivatives include interest rate lock commitments (IRLC), the fair value for which is derived from the fair value of related mortgage loans primarily based on observable inputs. In estimating the fair value of an IRLC, the Corporation assigns a probability to the loan commitment based on an expectation that it will be exercised and the loan will be funded. In addition, certain OTC equity linked options are priced by counterparties, and accordingly, are classified as Level 3 inputs. The nonperformance risk is determined using internally-developed models that consider the collateral held, the remaining term, and the creditworthiness of the entity that bears the risk, and uses available public data and internally developed data related to current spreads that denote their probability of default.

Fair value techniques by classification of derivative instruments are as follows:

a.
NonCallable Interest Rate Swaps — Fair value is computed using a discounted cash flow model based on interest rate yield curves and floating indexes from the market (observable inputs). For long term derivatives, no extrapolation of the interest rate curve is employed in the derivative models. Noncallable interest rate swaps are classified as Level 2.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

b
Callable Interest Rate Swaps — Fair value is computed using interest rate yield curves, volatility surface, volatility smiles, and floating indexes (observable inputs) using a trinomial  tree method, and a Hull-White Model or the Black Yield Model. For long-dated derivatives, no extrapolation of the interest rate curve is employed in the derivative models. Callable interest rate swaps are classified as Level 2.

c
Loan Commitments — Fair value is computed using average maturity, value date, and average rate for the portfolio, prepayments speeds and yields (from TBA market report) using FNMA as a proxy; Bloomberg Yield Curve; and a pull-through rate of 100%. Loan commitments are classified as Level 3.

Deposits
Deposits are carried at historical cost. The fair value of deposits with no stated maturity, such as demand deposits, and checking accounts is equal to the amount payable on demand as of June 30, 2020 and December 31, 2019. The fair value of all other deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities, including adjustments to reflect the current creditworthiness of the Corporation.

The table below is a summary of fair value estimates as of June 30, 2020 and December 31, 2019, for financial instruments, excluding short-term financial assets and liabilities, for which carrying amounts approximate fair value.

	June 30, 2020
(in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Consolidated balance sheets financial instruments
Assets
Cash and cash equivalents	$2,028,227	$2,028,227	$2,028,227	$-	$-
Investment securities available-for-sale	1,171,698	1,171,698	-	1,171,698	-
Other investment securities	3,176	3,176	-	3,176	-
Mortgage loans held for sale	7,601	7,601	-	-	7,601
Loans held for investment	2,591,432	2,603,732	-	-	2,603,732
Accrued interest receivable	32,566	32,566	32,566	-	-
Mortgage servicing rights	1,557	7,318	-	-	7,318
Derivatives	1,830	1,830	-	1,779	51
Liabilities
Deposits	4,696,101	4,770,821	-	4,770,821	-
Accrued interest payable	1,249	1,249	1,249	-	-
Derivatives	1,838	1,838	-	1,838	-

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

	December 31, 2019
(in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Consolidated balance sheets financial instruments
Assets
Cash and cash equivalents	$960,450	$960,450	$960,450	$-	$-
Investment securities available-for-sale	2,191,737	2,191,737	-	2,191,737	-
Other investment securities	3,196	3,196	-	3,196	-
Mortgage loans held for sale	7,815	7,815	-	-	7,815
Loans held for investment	2,678,315	2,531,874	-	-	2,531,874
Accrued interest receivable	25,543	25,543	25,543	-	-
Mortgage servicing rights	1,828	8,197	-	-	8,197
Derivatives	1,392	1,392	-	1,374	18
Liabilities
Deposits	4,685,166	4,669,412	-	4,669,412	-
Accrued interest payable	4,010	4,010	4,010	-	-
Derivatives	1,359	1,359	-	1,359	-

Standby Letters of Credit and Commitments to Extend Credit
Standby letters of credit, financial guarantees, commitments to extend credit, and unused lines of credit generally have stated maturities within two years and are recorded off-balance sheet. As such, valuation techniques discussed herein are for estimating fair value for disclosure purposes. The unamortized fees collected for these instruments are considered a reasonable approximation of fair value.

	June 30, 2020		December 31, 2019
(in thousands)	Contract or Notional Amount	Fair value	Contract or Notional Amount	Fair value

Off balance sheet financial instruments Standby letters of credit and financial guarantees written	$1,019	$(21)	$4,919	(35)
Commitments to extend credit, approved loans not yet disbursed, and unused lines of credit	594,715	(595)	584,730	(585)

23.	Revenue from contracts with customers

Revenue from contract with customers is recognized when the performance obligation is satisfied by the Corporation by transferring the promised services to the customers. A service is transferred when the customers obtain control of the service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied at a point in time is recognized when customers obtain control over the service. Revenue over a performance obligation satisfied over the time is recognized when the services have been rendered. The transaction price is the consideration that the Corporation expects to be entitled in exchange for the rendered services and the amount to be recognized as income.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

The following table summarizes the Corporation’s revenues included in other income, disaggregated by type of service and business segments for the six-month period ended June 30, 2020 and 2019:

(in thousands)	June 30, 2020	June 30, 2019
Other income
In-scope of revenue from contracts with customers
Bank services fees	$7,372	$8,874
Interchange fees, net	(1,375)	(1,488)
Techical assistance income	905	1,036
Trust fees	202	174
Advisory fees	2,378	3,533
Insurance fees	957	996
Total in-scope of revenue from contracts with customers	10,439	13,125
Out-of-scope of revenue from contracts with customers
Other retail fees	3,558	4,380
Net gain on sale of other assets	304	421
Other Income	62	1,092
Total out-of-scope of revenue from contracts with customers	3,924	5,893
Additional impact related to gain on sale of foreclosed assets	134	1,481
Total other income	$14,497	$20,499

The following is a description of revenues within the scope of ASC Topic 606.

Bank services fees
Service charges and fees on deposit accounts relate to fees generated from a variety of deposit products and services rendered to customers. Charges include, but are not limited to, monthly service charges on deposits, non-sufficient fund fees, and other customer’s transactional charges. Such fees are recognized concurrently with the event on a daily basis or on a monthly basis depending upon the customer’s cycle date. These transactions are recognized at a point in time upon occurrence of an activity or upon the occurrence of the transaction that triggers the fee assessment. The Corporation is acting as a principal in these transactions.

Interchange Fees
Interchange fees are associated to customers for credit and debit cards processing transactions involving a cardholder, merchant, merchant processing bank, inter-change provider, The credit/debit cards fees include, but are not limited to, interchanges fees, additional card fees, cash advance fees, balance transfer fees and ATM fees. Interchange fees are recognized upon settlement of the credit card payment transactions and other fees at a point in time, upon the occurrence of an activity or delivery of services, and are recognized on a daily basis. All of the interchange-related costs assumed by the Corporation are considered payable to a customer and therefore, should be reported as a reduction of the related revenues.

Technical Assistance Income
Technical assistance income is related to the collection associated to the services provided to affiliates by the Corporation. The services provided include, but are not limited to, human resources management, consulting, compliance and legal support, general supervisory and managerial services, loan administration, accounting support, risk analysis and loan review, among others. The technical assistance income is recorded on a monthly basis based on contractual agreements between the Corporation and affiliates. The performance obligation associated with technical assistance services is satisfied over a period of time when the Corporation provides the ancillary services, and affiliates recognize the services and accept to pay the Corporation.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Trust Fees
Trust fees are recognized from retirement plan, mutual fund administration, investment management, trustee, escrow, and custody and safekeeping services. The performance obligation is satisfied over time, except for optional services and certain other services that are satisfied at a point in time. Revenues are recognized on a recurring basis when the services are rendered. The Corporation is acting as principal since, as asset manager, it has the obligation to provide the specified service to the customer and has the ultimate discretion in establishing the fees paid by the customer for the specified services.

Advisory Fees
Revenues from portfolio, management and advisory fees resulting from the assets management and administration of certain funds and institutional accounts. These fees are recognized over the period that services are rendered. The Corporation is acting as a principal in these transactions. Effective June 1, 2020, the Corporation ceased to offer advisory services.

Insurance Fees
The Corporation’s insurance agency operation earns regular and contingent commissions on the sale of insurance policies issued by unaffiliated insurance companies. The agreements contain a performance obligation related to the sale/issuance of the policy and ancillary administrative post- issuance support. The performance obligation is satisfied as the policies are issued, and revenue is recognized at that point in time. Contingent commission income is included in the transaction price only to the extent that it is probable that a significant amount of cumulative revenue recognized will occur or payments are received. Commissions are recognized as revenues based on the insurance policies’ effective date in accordance with individual agreements with the insurance companies. Commission revenue is reported net of the provision for commission returns on insurance policy cancellations, which is based on management’s estimate of future insurance policy cancellations as a result of historical turnover rates by types of credit facilities subject to insurance. The Corporation is acting as an agent that arranges the sale of insurance policies and earns commissions of, and when, it achieves the sale.

24.	Significant Group Concentration of Credit Risk

Most of the Corporation’s business activities are concentrated with customers located within Puerto Rico, thus its results of operations and financial condition are dependent upon the general trends of the Puerto Rico economy, including the residential and commercial real estate markets. Puerto Rico remains in the midst of a fiscal and economic crisis. In response to such crisis, the U.S. Congress enacted the Puerto Rico Oversight Management and Economic Stability Act (“PROMESA”) in 2016, which, among other things, established a Fiscal Oversight and Management Board for Puerto Rico (the “Oversight Board”) and a framework for the restructuring of the debts of the Commonwealth, its instrumentalities and municipalities. Puerto Rico and several of its instrumentalities have commenced debt restructuring proceedings under PROMESA, and more recently, the Puerto Rico’s Fiscal Oversight Board (FOB) has included the Puerto Rico’s 78 municipalities as “covered entities” under the Act.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

Although the Corporation has a diversified loan portfolio, the lending strategy with respect to the public sector has been to enter in commitments with a short-term maturity, payment priority, and/or strong guarantees as well as with adequate profitability. Such commitments to the public sector amounted approximately to $241 million ($46 million of agencies and public corporations and $195 million of municipalities) as of June 30, 2020 which represent 15% of the commercial loan portfolio and $245 million ($50 million of agencies and public corporations and 195 million of municipalities) as of December 31, 2019 which represent 15% of the commercial loan portfolio as of December 31, 2019.

A substantial portion of the Corporation’s credit exposure to the Government of Puerto Rico is either collateralized loans or obligations that have a specific source of income or revenues identified for their repayment, fixed income investment or real estate. For agencies and public corporations, guarantees are mainly mortgages, securities and standby letters of credit from low risk multinational entities. In the case of municipalities, the main sources of income are from the Municipal Revenue Collection Center (CRIM) for property taxes and from the Secretary of the Treasury for sales and use tax (SUT). In most cases, these are “general obligations” of a municipality, to which the applicable municipality has pledged its good faith, credit and unlimited taxing power, or “special obligations” of a municipality, to which the applicable municipality has pledged other revenues.

As of June 30, 2020 and December 31, 2019, $72 million or 30% and $33 million or 14%, respectively, of commercial loans granted to public sector mature in less than one year. Repayments of the loans maturing during 2020 were received as scheduled.

The Corporation’s commercial loan portfolio also includes loans to private borrowers who are service providers, lessors, suppliers or have other relationships with the government. These borrowers could be negatively affected by the fiscal measures to be implemented to address the Commonwealth’s fiscal crisis and the ongoing Title III proceedings under PROMESA described above. Similarly, the Corporation’s mortgage and consumer loan portfolios include loans to government employees which could also be negatively affected by fiscal measures such as employee layoffs.

During the six-month period ended June 30, 2020, the Corporation formalized a new agreement with the Department of Treasury of Puerto Rico to capture and service a new deposit account amounting to $1 billion. United States Treasury securities of $1 billion were acquired and pledged to cover collateral requirements based on the new public sector agreement. A $393 million from $1 billion deposit account was withdrawn during the second quarter of 2020. The public funds segment in the Corporation's deposits portfolio amounted to $1.2 billion (26% of total deposits) and $1.7 billion (36% of total deposits) as of June 30, 2020 and December 31, 2019, respectively.

Santander BanCorp and Subsidiaries
(A Wholly Owned Subsidiary of Santander Holding USA, Inc.)
Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
June 30, 2020 and December 31, 2019

25.	Subsequent Events

Effective August 28, 2020, the Corporation executed a sale agreement with Santander Financial Services, an affiliate, for its nonperforming loans and foreclosed real estate. The carrying amount of non-performing assets sold amounted to $40.4 million of non-performing loans (comprising $22.1 million of mortgage and $18.3 million of commercial loans) and $370,000 of foreclosed real estate. Those assets were sold at fair market value as of August 28, 2020 with a fair value below carrying value amount by $1.3 million. The non-performing assets sold had a significantly higher tax basis than book associated to provisions and asset write-downs which are not tax deductible until realization of the deferred tax assets. The Corporation had $8 million of deferred tax assets attributable to these book-tax differences, which were realized due to the sale. Effective October 10, 2020, another sale agreement was executed to sell additional non-performing loans to Santander Financial Services with a carrying amount of $3.2 million.

On September 1, 2020, SHUSA completed the sale of the SBC (including the Bank) pursuant to the stock purchase agreement, dated as of October 21, 2019. The total cash consideration amounted of approximately (i) $394.8 million base purchase price for 117.5% of the Bank’s core tangible common equity, comprised of a $58.8 million premium on $336 million of core tangible common equity, plus (ii) $882.8 million for the Parent’s excess capital (paid at par), which represents the estimated closing payment pursuant to the terms of the Purchase Agreement.

In the connection to the issuance of the financial statements, the Corporation has evaluated subsequent events through November 18, 2020, the date the consolidated financial statements were available to be issued and has determined that there are no subsequent events that require disclosure, except for the events described above.

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